* Confidential Treatment Requested Under
17 C.F.R. §§200.80(b)(4), 200.83 and 240.24b-2

BECHTEL CORPORATION

CINGULAR PROJECT

BECHTEL CORPORATION
CINGULAR WIRELESS LLC
PROJECT
AGREEMENT
TECHNICAL SERVICES SUBCONTRACT

Subcontractor:	Wireless Facilities, Inc. (WFI)	Subcontract No.: 24872-PRO-SC6-CL00-00001
Address:	4810 Eastgate Mall
	San Diego, CA 92121		Work Location: Multiple sites
sites
Issuing Office Atlanta, GA
		Address:	Bechtel Corporation
Contact:	Paul Coffin		Attn: Jim Pearson

5680 Oakbrook Pkwy
Suite No.168
Norcross, Ga 30093

Telephone:	858.228.2154
E-Mail:	paul.coffin@wfinet.com
Facsimile:	858.228.2003	Register No.:	N/A
D-U-N-S No.:	88-445-713	Goods and Services Code:CL00

This subcontract is effective as of the 8th day of February, 2002, between BECHTEL CORPORATION(CONTRACTOR), and the above named SUBCONTRACTOR who hereby agree that all Work specified below shall be performed by the SUBCONTRACTOR in accordance with all the provisions of this subcontract, consisting of the following Subcontract Documents:

Subcontract Form of Agreement
Exhibit “A” General Conditions, dated: 02-08-02
Exhibit “B” Special Conditions, dated: 02-08-02
Exhibit “C” Quantities, Pricing , Data and Revenue Sharing, dated: 02-08-02
Exhibit “D” Scope of Work, dated: 02-08-02

1.

WORK TO BE PERFORMED:  Except as specified elsewhere in the subcontract, SUBCONTRACTOR shall furnish all administrative, technical and professional services and perform all operations, including the furnishing and supervision of all technical personnel and the furnishing of any equipment, material, supplies and transportation necessary and required to satisfactorily:

Provide Site Acquisition, Zoning, Transport Services and Dynamic Tracker

The Work is a portion of the services to be provided by CONTRACTOR to Cingular Wireless LLC (OWNER).

2.	SCHEDULE: The Work shall be performed in accordance with the dates set forth in the Exhibit “B” clause titled “COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK.”

3.

COMPENSATION:  As full consideration for the satisfactory performance by SUBCONTRACTOR of this subcontract, CONTRACTOR shall pay to SUBCONTRACTOR compensation in accordance with the prices set forth in Exhibit “C” and with the payment provisions of this subcontract.

This subcontract embodies the entire agreement between CONTRACTOR and SUBCONTRACTOR and supersedes all other writings.  The parties shall not be bound by or be liable for any statement, representation, promise, inducement or understanding not set forth herein.

CONTRACTOR: Bechtel Corporation:	SUBCONTRACTOR: Wireless Facilities, Inc
(WFI)

Authorized Signature:	/s/ George Conniff	Authorized Signature:	/s/ Thomas Munro

Print Name:	George Conniff	Print Name:	Thomas Munro

Print Title:	GBU President,	Print Title:	President
Telecommunications
and Industrial

BECHTEL CORPORATION

CINGULAR WIRELESS LLC
PROJECT
EXHIBIT “A”

TECHNICAL SERVICES SUBCONTRACT

GENERAL CONDITIONS

EXHIBIT “A”

TECHNICAL SERVICES SUBCONTRACT

GENERAL CONDITIONS

GC–1    INDEPENDENT CONTRACTOR

SUBCONTRACTOR represents that it is fully experienced, properly qualified, registered, licensed, equipped, organized, and financed to perform the Work under this subcontract.  SUBCONTRACTOR shall act as an independent contractor and not as the agent of CONTRACTOR or OWNER in performing this subcontract, maintaining complete control over its employees and all of its lower-tier suppliers and subcontractors.  Nothing contained in this subcontract or any lower-tier purchase order or subcontract awarded by SUBCONTRACTOR shall create any contractual relationship between any lower-tier supplier or subcontractor and either CONTRACTOR or OWNER.  SUBCONTRACTOR shall perform the Work hereunder in accordance with its own methods subject to compliance with the subcontract.

GC–2    AUTHORIZED REPRESENTATIVES AND NOTICES

Unless otherwise specified, all notices and communications in accordance with or related to this subcontract shall be between authorized representatives designated in writing by the parties.  Notices shall be in writing and may be served either personally on the authorized representative of the receiving party, by facsimile, by courier or express delivery, or by certified mail to the facsimile number or address shown on the face of this subcontract or as directed by notice.

GC-3    ORDER OF PRECEDENCE

All Subcontract Documents and subsequently issued SCNs/Orders and Amendments are essential parts of this subcontract and a requirement occurring in one is binding as though occurring in all.  In resolving conflicts, discrepancies, errors or omissions the following order of precedence shall be used:

1.	Subcontract Form of Agreement
2.	Exhibit “C” – “Quantities, Pricing, Data, and Revenue Sharing”
3.	Exhibit “B” - Special Conditions
4.	Exhibit “A” - General Conditions
5.	Exhibit “D” - Scope of Work

GC–4    STANDARDS AND CODES

Wherever references are made in this subcontract to standards or codes in accordance with which the Work under this subcontract is to be performed, the edition or revision of the standards or codes current on the effective date of this subcontract shall apply, unless otherwise expressly stated.  In case of conflict between any referenced standards and codes and any Subcontract Documents, the Subcontract Documents shall govern.

GC–5    LAWS, REGULATIONS, PERMITS AND TAXES

SUBCONTRACTOR represents that it is familiar with and will adhere to all applicable laws, ordinances, statutes, rules, regulations, orders or decrees in effect at the time the work under this subcontract is performed and shall be responsible for the compliance therewith by its employees and suppliers and subcontractors of any tier and shall pay any penalties, fines or assessments levied by competent authority resulting from any failure to adhere to  or comply therewith.

Except as otherwise specified, SUBCONTRACTOR shall procure and pay for all permits, licenses, certifications and other applicable governing authority requirements and inspections and shall furnish any documentation, bonds, security or deposits required to permit performance of the Work.

Except as otherwise specified, SUBCONTRACTOR shall pay all taxes, levies, duties and assessments of every nature due in connection with the Work and shall make any and all payroll deductions and withholdings required by law.

a.

SUBCONTRACTOR shall invoice CONTRACTOR the amount of any federal excise taxes or state or local sales, use, gross receipts, transaction privilege, sub-tier contractor, or similar taxes imposed upon the sale or use of Material or provision of Services as separate items, if applicable, listing the taxing jurisdiction imposing the tax unless CONTRACTOR (through OWNER) timely issues SUBCONTRACTOR a properly executed certificate of resale or exemption, and said exemptions are available to the SUBCONTRACTOR.  Such taxes are not included in SUBCONTRACTOR pricing, and CONTRACTOR agrees to pay all applicable taxes to SUBCONTRACTOR that are stated on the Material or Service invoices submitted by SUBCONTRACTOR.  SUBCONTRACTOR agrees to remit taxes to the appropriate taxing authorities.

b.

SUBCONTRACTOR agrees to pay, and to hold CONTRACTOR harmless from and against, any penalty, interest, additional tax, or other charge that maybe levied or assessed as a result of the delay or failure of SUBCONTRACTOR, for any reason (except as covered by subsection a. or c. to this section), to pay any tax or file any return or information required by law, rule or regulation or by this subcontract to be paid or filed by SUBCONTRACTOR.  SUBCONTRACTOR agrees to pay and to hold CONTRACTOR harmless from and against any penalty or sanction assessed as a result of SUBCONTRACTOR doing business with any country subject to U.S. trade restrictions.

GC–6    LABOR, PERSONNEL AND WORK RULES

SUBCONTRACTOR shall employ only competent and skilled personnel to perform the Work and shall remove from the Jobsite(s) any SUBCONTRACTOR personnel determined to be unfit or acting in violation of any provision of this subcontract.  SUBCONTRACTOR is responsible for maintaining labor relations in such manner that there is harmony among workers and shall comply with and enforce Project and Jobsite procedures, regulations, work rules and work hours established by CONTRACTOR and OWNER.

SUBCONTRACTOR agrees that all labor employed by SUBCONTRACTOR for the Work shall be in harmony with and be compatible with all other labor being used by CONTRACTOR and other subcontractors on the Project.

Any employee whose work is unsatisfactory to CONTRACTOR or who in CONTRACTOR’S opinion is considered incompetent, unfit or unskilled, or who is incompatible with or not in harmony with all other labor being used by CONTRACTOR or other subcontractors on the Project, or who is otherwise objectionable to CONTRACTOR shall, upon due notice and to the extent permitted by law, be removed from the Project by SUBCOTRACTOR or its suppliers or subcontractors of any tier.

In connection herewith, CONTRACTOR may at its sole discretion and to the extent permitted by law deny access to the Jobsite(s) to any individual by written notice to SUBCONTRACTOR.  In the event an employee is excluded from the Jobsite(s), SUBCONTRACTOR shall, promptly replace such individual with another who is fully competent and skilled to perform the Work.

SUBCONTRACTOR shall, to the extent permissible under applicable law, comply with the provisions of all labor agreement(s) that apply to the Work performed under this subcontract.  If required by the terms of any such labor agreement(s), SUBCONTRACTOR shall, immediately after subcontract award, agree to comply with and be bound by the terms of such labor agreement(s).

At OWNER’S request, and subject to the employee’s consent, SUBCONTRACTOR shall provide OWNER with copies of such background investigations that SUBCONTRACTOR, as a recognized professional engineering and construction company of known standing and repute, performs as a matter of administrative routine with respect to its employees. SUBCONTRACTOR shall not send any non-consenting employee to OWNER.

SUBCONTRACTOR shall not knowingly assign any personnel with records of criminal conviction(s) to OWNER’S premises without advising OWNER of the nature and gravity of the offense(s).

GC-7    PUBLICITY AND ADVERTISING

SUBCONTRACTOR shall not make any announcement, take any photographs, or release any information concerning this subcontract, or the Project, or any part thereof to any member of the public, press, business entity, or any official body unless prior written consent is obtained from OWNER andCONTRACTOR.  In connection herewith, SUBCONTRACTOR shall submit to CONTRACTOR in writing for the approval of CONTRACTOR and OWNER, the text, proposed context and other relevant details of any proposed publicity or release of information by SUBCONTRACTOR.    CONTRACTOR shall not unreasonably withhold its approval hereunder, but in any event, such approval will be conditioned upon the prior written approval of OWNER.

GC-8    SAFETY, HEALTH AND SECURITY

SUBCONTRACTOR shall at all times conduct all operations under this subcontract in a manner to avoid the risk of endangerment to health, bodily harm to persons, and damage to property.  SUBCONTRACTOR shall comply with CONTRACTOR’S Project Safety and Health Plan.  SUBCONTRACTOR shall, in accordance with SUBCONTRACTOR’S established practices, have sole responsibility for implementing its safety and health program, taking all safety and health precautions necessary and continuously inspecting all equipment, materials and work to discover, determine and correct any conditions which might result in any of the aforementioned risks.  SUBCONTRACTOR shall furnish all safety equipment and instructions required for the Work and shall maintain and furnish accident, injury and any other records and reports required by applicable laws and regulations or by CONTRACTOR.

SUBCONTRACTOR shall comply with CONTRACTOR’S and OWNER’S Jobsite security requirements and at all times conduct operations under this subcontract in a manner to avoid the risk of loss, theft, or damage by vandalism, sabotage or any other means to any work, materials, equipment or other property.

GC–9    INSPECTION AND TESTING

All equipment and material furnished and work performed shall be properly inspected by SUBCONTRACTOR at its expense and shall at all times be subject to quality surveillance and quality audit by CONTRACTOR, OWNER or their authorized representatives who, upon reasonable notice, shall be afforded full and free access to the shops, factories or other places of business of SUBCONTRACTOR and its lower-tier suppliers and subcontractors for such quality surveillance or audit.  If any equipment, material or work is determined by CONTRACTOR or OWNER to be defective or not in conformance with this subcontract the provisions of the General Condition titled “WARRANTY’ shall apply.

Unless otherwise provided in the subcontract, testing of equipment, materials or work shall be performed by SUBCONTRACTOR at its expense and in accordance with subcontract requirements.  Should tests in addition to those required by this subcontract be desired by CONTRACTOR, SUBCONTRACTOR will be given reasonable notice to permit such testing.  Such additional test will be at CONTRACTOR’S expense.

SUBCONTRACTOR shall furnish samples as requested and shall provide reasonable assistance and cooperation necessary to permit tests to be performed on materials or work in place including  reasonable stoppage of work during testing.

GC-10    CHANGES

Any of the following shall be considered a Change subject to the express condition set forth below :

1.	A change of greater than […***…] percent in the quantity of cell sites ordered.

2.	A schedule push out of more than […***…] days for any market. Any push out of more than […***…] days but less than […***…] days shall entitle SUBCONTRACTOR to request a Change hereunder.

3.	A schedule acceleration or pull in of more than […***…] days for any market.

4.	Any additions to, or modifications of, the work required, which deviate from the model scope configurations as defined in the applicable Change Order(s), including the design criteria.

5.

An action, inaction or delay by OWNER, its other contractors or vendors, or third parties upon whom timely delivery is dependent, which materially affects the ability of SUBCONTRACTOR to perform its obligations as agreed in this subcontract, including the applicable Change Order(s), provided that no such action, inaction or delay shall entitle SUBCONTRACTOR to request a Change  hereunder to the extent that SUBCONTRACTOR shall have failed to perform its obligations with respect thereto in a professional manner, and with the care, skill, and diligence, and in accordance with the applicable standards, currently recognized in SUBCONTRACTOR’S profession or industry.

6.	Any Force Majeure event.

7.	The discovery of hazardous materials at any cell site where services or materials are to be provided hereunder.

8.	An action, inaction or delay by CONTRACTOR, its other subcontractors or vendors, or third parties for whom

CONTRACTOR has contractual responsibility (specifically excluding OWNER and its other contractors or vendors) and upon whom timely delivery is dependent, which materially affects the ability of SUBCONTRACTOR to perform its obligations as agreed in this subcontract, including the applicable SCNs / Change Order(s), provided that no such action, inaction or delay shall entitle SUBCONTRACTOR to a Change hereunder to the extent that SUBCONTRACTOR shall have failed to perform its obligations with respect thereto in a professional manner, and with the care,

*Confidential Treatment Requested

skill, and diligence, and in accordance with the applicable standards, currently recognized in SUBCONTRACTOR’S profession or industry.

Subject to the express condition set forth in this clause, to the extent that a Change affects SUBCONTRACTOR’S or its sub-tier contractors’ ability to perform the Work, or the time or cost of doing so, or any other obligation under this subcontract, SUBCONTRACTOR shall be entitled to an equitable adjustment of any provision of this subcontract which is affected, including, but not limited to, compensation.  All Changes  shall be agreed by both parties in accordance with the Change procedure to be agreed by the parties.  Any compensation due SUBCONTRACTOR for this section shall be negotiated by both parties and shall be a fair representation of the incremental cost incurred by SUBCONTRACTOR as a result of the Change.

It is an express condition of the foregoing that SUBCONTRACTOR shall be entitled to equitable adjustment of compensation and schedule as described above with respect to events or circumstances addressed in subparagraphs GC 10 (1) through (7) above only to the extent that OWNER provides equitable adjustment for such Change.  CONTRACTOR shall use commercially reasonable efforts to present and negotiate with OWNER the Changes presented by SUBCONTRACTOR to CONTRACTOR which meet the foregoing criteria for Change adjustments, and SUBCONTRACTOR shall be entitled to prepare and present to OWNER with CONTRACTOR its claim for such Changes.  However, the parties agree that SUBCONTRACTOR’S right to an equitable adjustment hereunder is dependent on the granting by OWNER of such Change, and accordingly SUBCONTRACTOR agrees to release CONTRACTOR from any liability for any such requested Change in excess of that agreed by OWNER. All other modifications to this subcontract shall be by written Change Order or Amendment signed by both parties.

In addition, in the event of an emergency that CONTRACTOR determines endangers life or property, CONTRACTOR may use oral orders to SUBCONTRACTOR for any work required by reason of such emergency.  SUBCONTRACTOR shall commence and complete such emergency work as directed by CONTRACTOR.  Such orders will be confirmed by Change Notice.

SUBCONTRACTOR shall proceed diligently with performance of the Work, pending final resolution of any request for relief, dispute, claim, appeal, or action arising under the subcontract.

GC-11    DISPUTE RESOLUTION

(a)

Alternative to Litigation.  The parties desire to attempt to resolve disputes arising out of this subcontract without court litigation and pursuant to the provisions set forth in this section GC-11.  Accordingly, the parties agree to use the following Dispute Resolution procedure with respect to any controversy or Claim arising out of or relating to this subcontract or its breach.  “Claim” means any controversy, pending or threatened claim, action, proceeding or suit.

(b)

Commencing Dispute Resolution.  Dispute resolution shall commence upon the sending from one party to the other of written notice of a controversy or Claim arising out of or relating to this subcontract or its breach.  No party may pursue any Claim unless such written notice has first been given to the other party.

(c)

Informal Resolution of Disputes.  When such written notice has been given, as required by paragraph (b), each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this subcontract.  The location, form, frequency, duration, and conclusion of these discussions will be left to the discretion of the representatives; provided that the parties shall utilize reasonable efforts to resolve the matter within 30 days.  Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations.  Discussions and the correspondence among the representatives for purposes of settlement are exempt from discovery and production and will not be admissible in the arbitration described below or in any lawsuit without the prior written concurrence of both parties.  Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwiseadmissible, may be admitted in evidence in the arbitration or lawsuit.

(d)

Formal Dispute Resolution.  If the parties are unable to agree upon the procedures in paragraph (c) or are unable to resolve the dispute through the informal procedure described above in paragraph (c), then either party may invoke the following formal Dispute Resolution procedures by submitting to the other party a written demand for arbitration.  Unless agreed upon by the parties, arbitration may be invoked not earlier than thirty (30) Days after the date of the letter initiating dispute resolution under paragraph (b).  All claims will be subject to arbitration if, and only if, the Claim is not settled through informal dispute resolution and both parties agree to arbitration.  If both parties do not agree to arbitration,  then either party may proceed to resolve that matter through any court having jurisdiction over the parties.

(e)

Arbitration.  If the parties determine to resolve a Claim pursuant to arbitration under the provisions of this subcontract, the Claim will be submitted to a panel of three arbitrators.  The arbitration shall be governed by the Commercial Arbitration rules of the American Arbitration Association (“AAA”).  Each party shall select an arbitrator.  The initiating party shall select its arbitrator within thirty (30) days of initiating a proceeding and the other party shall appoint its arbitrator within thirty (30) days of the appointment of the first arbitrator.  The third arbitrator shall be agreed upon by the two party arbitrators within sixty (60) days.  If either party fails to select its arbitrator within the time set forth herein or if the two party arbitrators are unable to agree upon the third arbitrator, such arbitrator shall be selected by AAA from itsNational Panel of Arbitrators; provided that such arbitrator shall be of national repute and familiar with the Telecommunications and construction business.  Each arbitration will be held in the city of Atlanta, Georgia, unless the parties agree otherwise.  The parties will request that the arbitration hearing commence within sixty (60) Days of the establishment of the panel of arbitrators.  The arbitrators will control the scheduling so as to process the matter expeditiously.  The parties may submit briefs upon a schedule determined by the arbitrator.  The parties will request that the arbitrators rule on the dispute by issuing a written opinion within thirty (30) Business Days after the close of hearings.  The Federal Arbitration Act, U.S.C. §§ 1-16, not state law, shall govern the arbitration of all disputes.  The arbitrators will have no authority to award punitive damages, exemplary damages, consequential damages, multiple damages, or any other damages not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the subcontract.  The times specified in this section (e) may be extended or shortened upon mutual agreement of the parties or by the arbitrators.  Each party will bear its own costs of these procedures, including attorneys’ fees.  The parties will equally split the fees of the arbitration  and the arbitrators.  The arbitrator’s award shall be final and binding and may be entered in any court having jurisdiction thereof.  Judgment upon the award  rendered by the arbitrators may be entered in any court having jurisdiction.

GC–12    RECORDS AND AUDIT

SUBCONTRACTOR shall maintain records and accounts in connection with the performance of this subcontract for work done on a cost reimbursable basis, including records of all amounts billable to and payments made by CONTRACTOR in accordance with generally accepted accounting principles and practices, uniformly and consistently applied. CONTRACTOR, OWNER, or their representatives shall have the right to inspect, copy and audit, during normal business hours and with advance notification, such records and accounts for the purpose of verifying charges for work done on a cost reimbursable basis (except for SUBCONTRACTOR’S unit or established rates).  Should CONTRACTOR, OWNER, or their representatives request and audit, SUBCONTRACTOR will make available any pertinent records and files to CONTRACTOR or OWNER during normal business hours at no additional charge, for a period of two (2) years from the completion of the Work.

GC–13    WARRANTY

SUBCONTRACTOR warrants that it will perform the services under this subcontract with the degree of professional skill, sound practices and good judgment normally exercised by recognized professional firms providing services of a similar nature.  In addition to all other rights and remedies which CONTRACTOR or OWNER may have, SUBCONTRACTOR shall, at its expense, reperform the services to correct any deficiencies which result from SUBCONTRACTOR’S failure to perform in accordance with the above standards.

All equipment and materials, if any, furnished under this subcontract shall be new, of clear title and of the most suitable grade of their respective kinds for their intended uses unless otherwise specified.  All workmanship shall be first class and performed in accordance with the applicable Work requirements, specifications and descriptions specified in, or attached to this subcontract, the applicable mutually agreed SCNs / Change Orders, or as otherwise mutually agreed in writing between the parties.  SUBCONTRACTOR warrants all equipment, materials and services it furnishes or performs under this subcontract against all defects for a period from Work commencement to a date […***…] after acceptance of each Jobsite by OWNER.  In the event CONTRACTOR or OWNER discover defects in design, equipment, materials or workmanship at any time before the expiration of the specified warranty period, provided however, that CONTRACTOR or OWNER shall have given written notice of such error or deficiency within thirty (30) days of its discovery (or as soon as practicable thereafter, but in no event later than the expiration of the warranty period set forth herein above), SUBCONTRACTOR shall, upon written notice from CONTRACTOR or OWNER and at SUBCONTRACTOR’S sole expense, cure any such defect by reperforming defective services and/or workmanship and repairing or replacing defective equipment and/or materials.  All costs incidental to such corrective action including, but not limited to, review, access, removal, retesting and reinspection shall be borne by SUBCONTRACTOR.  If SUBCONTRACTOR fails to take corrective action within a reasonable time, CONTRACTOR may perform the corrective measures by other reasonable means and SUBCONTRACTOR agrees to pay for such corrective measures.

All warranties will survive inspection, acceptance, payment and use. THERE ARE NO WARRANTIES, EXPRESS, IMPLIED, OTHER THAN AS SET FORTH IN THIS GENERAL CONDITION TITLED “WARRANTY”.  ALL IMPLIED WARRANTIES (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED.

GC–14    INDEMNITY

SUBCONTRACTOR agrees to indemnify and hold CONTRACTOR and OWNER harmless from any and all liabilities, causes of action, lawsuits, penalties, claims or demands (including the costs, expenses and reasonable attorney’s fees on account thereof) (collectively “Claims”) that are made by:

a.

Third parties including employees for personal injury, death and physical loss or damage to property, to the extent resulting from SUBCONTRACTOR’S negligent or willful acts or omissions or those of SUBCONTRACTOR’S agents or subcontractors, or resulting from SUBCONTRACTOR’S negligent performance of its obligations

*Confidential Treatment Requested

hereunder.  This indemnity covers third party claims brought under applicable law or statute (but, with respect to SUBCONTRACTOR, only to the extent expressly provided for herein as applicable to the Work provided by SUBCONTRACTOR under this subcontract), including as may be applicable, but not limited to strict tort liability, strict products liability, negligence, misrepresentation, or breach of warranty.

b.

Any employees or former employees respectively of either SUBCONTRACTOR, its agents or sub-tier contractors for which such SUBCONTRACTOR’S, its agents’ or subcontractors’ liability to such employee or former employee would otherwise be subject to payments under the Workers’ Compensation laws or an Employer’s Liability policy, premises liability principles or any other law or form of legal duty or obligation; and

c.

Either SUBCONTRACTOR’S its respective agents or sub-tier contractors employees or former employees at any site where this subcontract is to be performed, for any and all claims arising out of the employment relationship with respect to performing the respective obligations under this subcontract.  This includes, but is not limited to employment discrimination charges and actions arising under Title VII of the Civil rights Act of 1964, as amended; The Equal pay Act; The Age Discrimination in Employment Act; as amended; The Rehabilitation Act; The Americans and Disabilities Act; the Fair Labor Standards Act; The National Labor Relations Act; and any other applicable law.

SUBCONTRACTOR, at its own expense, shall defend CONTRACTOR and/or OWNER, at CONTRACTOR’S request, against any such liability, cause of action, penalty, claim, demand, administrative proceeding or lawsuit, for which SUBCONTRACTOR has agreed to assume an obligation of indemnity as described in this Section GC-14 (Indemnity).  CONTRACTOR shall notify SUBCONTRACTOR promptly of any written claims or demands against CONTRACTOR and/or OWNER for which SUBCONTRACTOR is responsible hereunder.

If SUBCONTRACTOR acknowledges, without reservation, its obligation to indemnify and defend CONTRACTOR and/or OWNER with respect to all asserted Claims, SUBCONTRACTOR, at its own expense, shall defend CONTRACTOR and/or OWNER, at CONTRACTOR’S request, against any such Claims.  CONTRACTOR and OWNER will cooperate with SUBCONTRACTOR to the extent reasonably requested by SUBCONTRACTOR at SUBCONTRACTOR’S expense.  In such event, SUBCONTRACTOR shall have the right to control and direct the defense of any such Claims.  CONTRACTOR and OWNER reserve the right to retain separate counsel, at their respective expense, and such counsel shall have the right to participate in the defense of such Claim.  If SUBCONTRACTOR does not acknowledge, without reservation, its obligation to indemnify and defend CONTRACTOR and/or OWNER with respect to all asserted Claims, CONTRACTOR and/or OWNER shall be entitled to retain their own respective legal counsel and shall control their own defense.  However, CONTRACTOR and SUBCONTRACTOR agree to cooperate in good faith with each other, including but not limited to providing witnesses, documents and other information reasonably requested by each party.  Following the final resolution of the underlying Claims, the parties shall resolve any dispute regarding indemnification obligations, including reimbursement for all or partial defense costs, by good faith negotiation, or if not successful within thirty (30) days, then the parties will resolve this dispute pursuant to Section GC-11 (Dispute Resolution) of this subcontract.

CONTRACTOR agrees to notify SUBCONTRACTOR within a reasonable time of any written claims or demands against CONTRACTOR for which SUBCONTRACTOR is responsible.  SUBCONTRACTOR shall also (1) keep CONTRACTOR fully informed as to the progress of such defense, and (2) afford CONTRACTOR, at CONTRACTOR’S own expense, an opportunity to participate with SUBCONTRACTOR in the defense or settlement of any such Claim

The foregoing indemnity shall be in addition to any other indemnity obligations of SUBCONTRACTOR set forth in this subcontract, and shall remain in effect for a term of three (3) years after completion of the Work performed under this subcontract.

SUBCONTRACTOR specifically waives any immunity provided against this indemnity by an industrial insurance or workers’ compensation statute.

GC-15    PATENT AND INTELLECTUAL PROPERTY INDEMNITY

SUBCONTRACTOR hereby indemnifies CONTRACTOR and OWNER and their representatives from any and all claims that any concept, product, equipment, material, process, copyrighted material or confidential information (potential intellectual property), provided by SUBCONTRACTOR under this subcontract constitutes an infringement of any patent, copyrighted material, trade secret or any other intellectual property right, except to the extent that such claim arises from SUBCONTRACTOR’S compliance with CONTRACTOR’S or OWNER’S detailed instructions.  If use by CONTRACTOR or OWNER  of any potential intellectual property is limited or prohibited, the SUBCONTRACTOR must obtain licenses to use it or obtain CONTRACTOR’S prior written approval to replace it with equal quality but non-infringing material provided:

1.	Any substituted or modified material meets all the requirements of this subcontract and

2.	Such replacement or modification does not relieve the SUBCONTRACTOR of its obligations under this subcontract.

SUBCONTRACTOR represents and warrants that it has the right to sell or license the material or provide services as specified in this subcontract or Change Order(s), including, but not limited to, the use of third party information included therein as required.  OTHERWISE, SUBCONTRACTOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY THIRD PARTY INFORMATION USED OR DISCLOSED AS PART OF ITS MATERIAL OR SERVICES, INCLUDING, BUT NOT LIMITED TO, TRADE SECRETS, PATENT, TRADEMARK, COPYRIGHT, OR OTHER PROPRIETARY INTEREST.

GC–16    ASSIGNMENTS AND SUBCONTRACTS

Any assignment of this subcontract or rights hereunder, in whole or part, without the prior written consent of CONTRACTOR, such consent not to be unreasonably withheld, conditioned or delayed, shall be void, except that upon thirty (30) calendar days written notice to CONTRACTOR, SUBCONTRACTOR may assign monies due or to become due under this subcontract, provided that any assignment of monies shall be subject to proper set-offs in favor of CONTRACTOR and any deductions provided for in this subcontract.

SUBCONTRACTOR shall not subcontract with any third party for the performance of all or any portion of the Work without the advance written approval of CONTRACTOR, such approval not to be unreasonably withheld, conditioned or delayed.  Purchase orders and subcontracts of any tier must include provisions to secure all rights and remedies of CONTRACTOR and OWNER provided under this subcontract, and must impose upon the lower-tier subcontractor and supplier all of the general duties and obligations required to fulfill this subcontract.

Copies of all purchase orders and subcontracts are to be provided to CONTRACTOR upon request.  Pricing may be deleted unless the compensation to be paid thereunder is reimbursable under this subcontract.

No assignment or subcontract will be approved which would relieve SUBCONTRACTOR or its sureties, if any, of their responsibilities under this subcontract.

GC-17    SUSPENSION

As directed by OWNER, or due to the exercise of OWNER’S rights under the prime contract with CONTRACTOR, CONTRACTOR may by written notice to SUBCONTRACTOR suspend the Work under this subcontract in whole or in part at any time.  Upon receipt of such notice, SUBCONTRACTOR shall discontinue work to the extent specified in the notice; continue to protect and maintain the Work; and take any other steps to minimize costs associated with such suspension.

Upon receipt of notice to resume suspended work, SUBCONTRACTOR shall immediately resume performance under this subcontract to the extent required in the notice.

If SUBCONTRACTOR intends to assert a claim for equitable adjustment under this clause it must, pursuant to the General Condition titled “CHANGES” and within seven (7) calendar days after receipt of notice to resume work, submit a written notification of claim and within fourteen (14) calendar days thereafter a written proposal setting forth the impact of such suspension.

GC–18    TERMINATION

CONTRACTOR may by written notice to SUBCONTRACTOR terminate the Work under this subcontract in whole or in part at any time, either (a) due to the exercise of OWNER’S rights under the prime contract with CONTRACTOR, or (b) for cause (including the filing of any petition for reorganization or bankruptcy protection) or (c) for the materialdefault of SUBCONTRACTOR, or (d) for a change of control or ownership of SUBCONTRACTOR’S enterprise; provided that prior to the exercise of any termination rights by CONTRACTOR under subsection (c) of this paragraph, SUBCONTRACTOR has received prior written notice of any such material default and fails to commence cure of such material default within five (5) calendar days from receipt of written notice.  Upon such termination, all data, plans, specifications, reports, estimates, summaries, lower-tier purchase orders and subcontracts, completed work and work in progress, and other information and materials as may have been accumulated by SUBCONTRACTOR in performing this subcontract shall become the property of and be delivered to CONTRACTOR. If CONTRACTOR terminates this subcontract or any Change Order(s) issued hereunder as a result of OWNER’S failure to cure a material default under the prime contract, CONTRACTOR shall pay SUBCONTRACTOR any of its actual and direct costs incurred to provide the Work performed prior to the date of termination including SUBCONTRACTOR’S actual and direct costs for demobilization to the extent CONTRACTOR recovers any such costs from OWNER. SUBCONTRACTOR agrees to substantiate such costs with proof reasonably satisfactory to CONTRACTOR or OWNER.  After the receipt of CONTRACTOR’S payment for any Work, SUBCONTRACTOR shall deliver the physical embodiments, if any, of such Work.  No amount shall be allowed for anticipated profit on unperformed work.

If the termination is attributable to the default of SUBCONTRACTOR, CONTRACTOR shall have the right to complete such work by whatever method CONTRACTOR may deem expedient.  SUBCONTRACTOR shall cooperate with CONTRACTOR and any others involved in completion of any remaining work under this subcontract.  An equitable adjustment in the compensation shall be made based upon the cost for accepted work.  No amount shall be allowed for work in progress, termination costs or anticipated profit on unperformed work.  However, SUBCONTRACTOR and its sureties, if any, shall be liable for all costs in excess of the Subcontract Price reasonably and necessarily incurred in completion of the Work, including cost of administration of any purchase order or subcontract awarded to others for completion.  Such costs may be deducted by CONTRACTOR from such monies as may be due or thereafter become due to SUBCONTRACTOR.

In addition to all other rights or remedies provided for in this subcontract or by law, CONTRACTOR may immediately cancel this subcontract if:  (1) SUBCONTRACTOR becomes insolvent or makes a general assignment for the benefit of creditors; (2) SUBCONTRACTOR admits in writing the inability to pay debts as they mature; (3) Any court appoints a trustee or receiver with respect to SUBCONTRACTOR or any substantial part of SUBCONTRACTOR’S assets; or (4) An action is taken by or against SUBCONTRACTOR under any bankruptcy or insolvency laws or laws relating to the relief of debtors, including the Federal Bankruptcy Act.

SUBCONTRACTOR failure to employ in harmony and compatible with other labor employed on the project, as set forth in the General condition titled “LABOR, PERSONNEL AND WORK RULES;” failure to continue to perform the work; or failure to provide requested assurances of SUBCONTRACTOR’S ability to do so, shall be grounds for default termination.

GC–19    FINAL INSPECTION AND ACCEPTANCE

When SUBCONTRACTOR considers the Work under this subcontract, or any CONTRACTOR specified segment thereof, complete and ready for acceptance, SUBCONTRACTOR shall notify CONTRACTOR in writing.  CONTRACTOR will conduct such reviews, inspections and tests as needed to satisfy CONTRACTOR that each segment, or upon completion, the Work conforms to subcontract requirements.  CONTRACTOR will notify SUBCONTRACTOR of any nonconformance and SUBCONTRACTOR shall take corrective action and the acceptance procedure shall be repeated as required by CONTRACTOR until each segment or, upon completion, the Work is accepted.  If the Work is accepted in segments such acceptance is provisional pending Final Acceptance of the Work as a whole by the OWNER.  CONTRACTOR’S written Notice of Final Acceptance of the Work will occur only upon OWNER’S Acceptance of the work and shall be conclusive except for latent defects, fraud, or CONTRACTOR’S and OWNER’S rights under the General Condition titled “WARRANTY”.

When all of the Work has been completed in accordance with the above procedure, Final Acceptance shall be deemed to have occurred and SUBCONTRACTOR shall so notify CONTRACTOR.

GC–20    NON–WAIVER

Failure by CONTRACTOR to insist upon strict performance of any terms or conditions of this subcontract, or failure or delay to exercise any rights or remedies provided herein or by law, or failure to properly notify SUBCONTRACTOR in the event of breach, or the acceptance of or payment for any goods or services hereunder, or the review or failure to review designs shall not release SUBCONTRACTOR from any of the warranties or obligations of this subcontract and shall not be deemed a waiver of any right of CONTRACTOR or OWNER to insist upon strict performance hereof or any of its rights or remedies as to any prior or subsequent default hereunder nor shall any termination of work under this subcontract by CONTRACTOR operate as a waiver of any of the terms hereof.

GC–21    EQUAL EMPLOYMENT OPPORTUNITY

SUBCONTRACTOR is aware of, and is fully informed of SUBCONTRACTOR’S obligations under Executive Order 11246 and, where applicable, shall comply with the requirements of such Order and all orders, rules, and regulations promulgated thereunder unless exempted therefrom.

Without limitation of the foregoing, SUBCONTRACTOR’S attention is directed to 41 Code of Federal Regulations (CFR), Section 60–1.4, and the clause titled “Equal Opportunity Clause” which, by this reference, is incorporated herein.

SUBCONTRACTOR is aware of and is fully informed of SUBCONTRACTOR’S responsibilities under Executive Order No. 11701 “List of Job Openings for Veterans” and, where applicable, shall comply with the requirements of such Order and all orders, rules and regulations promulgated thereunder unless exempted therefrom.

Without limitation of the foregoing, SUBCONTRACTOR’S attention is directed to 41 CFR Section 60–250 et seq. and the clause therein titled “Affirmative Action Obligations of Contractors and Subcontractors for Disabled Veterans and Veterans of the Vietnam Era”, which by this reference, is incorporated herein.

SUBCONTRACTOR certifies that segregated facilities, including but not limited to washrooms, work areas and locker rooms, are not and will not be maintained or provided for SUBCONTRACTOR’S employees.  Where applicable, SUBCONTRACTOR shall obtain a similar certification from any of its subcontractors, vendors, or suppliers performing the Work under this subcontract.

SUBCONTRACTOR is aware of and is fully informed of SUBCONTRACTOR’S responsibilities under the Rehabilitation Act of 1973 and the Americans with Disabilities Act and, where applicable, shall comply with the provisions of each Act and the regulations promulgated thereunder unless exempted therefrom.

Without limitation of the foregoing, SUBCONTRACTOR’S attention is directed to 41 CFR Section 60–741 and the clause therein titled “Affirmative Action Obligations of Contractors and Subcontractors for Handicapped Workers” which by this reference, is incorporated herein.

GC-22    SMALL, MINORITY AND WOMEN OWNED BUSINESS ENTERPRISES

SUBCONTRACTOR shall support CONTRACTOR’S and OWNER’S policy and commitment to maximizing, where practical, business opportunities for small, minority and women owned business enterprises (as identified in the Glossary appended to these General Conditions) by actively identifying, encouraging and assisting in their participation.

a.

SUBCONTRACTOR will, as it determines commercially reasonable, exert appropriate efforts to establish and achieve annual goals for the participation of MBE/WBE and DVBE firms under this subcontract. OWNER’S goals are as follows: 10% annual MBE participation; 10% annual WBE participation; and 2% annual DVBE participation.

b.

SUBCONTRACTOR MBE/WBE/DVBE participation may be achieved through cost of goods content, contract specific subcontracting or the use of value-added resellers.  The participation levels identified above will be renegotiated to comply with any regulatory requirements imposed on OWNER.

c.

SUBCONTRACTOR will submit an updated Participation Plan annually by the first week in January.  SUBCONTRACTOR will submit MBE/WBE/DVBE Results Reports quarterly by the end of the first week following the close of each quarter

SUBCONTRACTOR agrees that its falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of any sub-tier contractor utilized by SUBCONTRACTOR of which it has actual knowledge; or SUBCONTRACTOR’S failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by SUBCONTRACTOR; or SUBCONTRACTOR’S unreasonable failure to cooperate in any investigation conducted by OWNER, or by OWNER’S agent, to determine SUBCONTRACTOR’S compliance with this section, will constitute a material breach of this subcontract.  In the event of any such breach, CONTRACTOR may, at its option, Cancel SUBCONTRACTOR’S work in the affected area under this subcontract upon thirty (30) days notice.  SUBCONTRACTOR acknowledges and agrees that CONTRACTOR’S aforesaid right to Cancel is absolute and unconditional, and CONTRACTOR shall not be subject to liability, nor shall SUBCONTRACTOR have any right to suit for damages as a result of such cancellation.

EXHIBIT A

APPENDIX A-1

GLOSSARY

SMALL, MINORITY AND WOMEN OWNED BUSINESS ENTERPRISES

Small Business Enterprise (SBE)

A SBE is defined as a business enterprise, including affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding, and qualifies under the U.S. Small Business Administration criteria and size standards for small businesses as specifically defined in the Federal Acquisition Regulations (FAR).

Minority Owned Business Enterprise (MBE)

A MBE is defined as a business enterprise at least 51% owned by one or more individuals, as defined below, or in the case of any publicly owned business, at least 51% of the stock is owned by one or more such individuals; and whose management and daily business operations are controlled by one or more of those individuals.

Minority individuals are defined as African-Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, or Asian-Indian Americans:

1.	African-Americans are U.S. citizens whose origins are black racial groups in Africa;

2.	Hispanic Americans are U. S. citizens whose origins are in the Spanish or Portuguese cultures of Mexico, Puerto Rico, Cuba, Central and South America, or the Caribbean;

3.	Native Americans are U. S. citizens whose origins are in North America: American Indians, Aleuts, Eskimos and Native Hawaiians;

4.

Asian-Pacific Americans are U.S. citizens whose origins are in Japan, China, the Philippines, Vietnam, Korea, Samoa, Guam, the U. S. Trust Territory of the Pacific Islands, the Northern Mariana Islands, Laos, Cambodia, or Taiwan; and

5.	Asian-Indian Americans are U. S. citizens whose origins are in India, Pakistan, or Bangladesh.

Woman Owned Business Enterprise (WBE)

A WBE is defined as a business enterprise that is at least 51% owned by a woman or women; or in the case of any publicly-owned business, at least 51% of the stock is owned by one or more women, who are U. S. citizens and whose management and daily business operations are controlled by one or more of those individuals.

SBE/MBE/WBE Identification

Those firms identifying themselves as SBE, MBE or WBE shall certify under the written signature of a duly authorized company officer (preferably the officer signing the contract document) that they meet the above requirements.

BECHTEL CORPORATION
CINGULAR WIRELESS LLC

EXHIBIT “B”

TECHNICAL SERVICES SUBCONTRACT

SPECIAL CONDITIONS

EXHIBIT “B”

TECHNICAL SERVICES SUBCONTRACT

SPECIAL CONDITIONS

SC–1    DEFINITIONS

OWNER means CINGULAR WIRELESS LLC and any of its affiliates for whose benefit Work is performed hereunder, and their authorized representatives and successors in interest.

CONTRACTOR means BECHTEL CORPORATION and all of its authorized representatives acting in their professional capacities.

SUBCONTRACTOR means WIRELESS FACILITIES, INC. (WFI), its authorized representatives, successors, and permitted assigns.

Project means any work that is performed for OWNER under the Master Contractor Agreement between Bechtel Corporation and Cingular Wireless LLC located at various locations, for which the Work under this subcontract is being performed.

Work means all the stated or implied activities to be performed by SUBCONTRACTOR as required by the Subcontract Documents provided, however, that the Work shall not include services provided by third parties not directly under contract to or otherwise furnished by SUBCONTRACTOR, such as through contracts entered by CONTRACTOR or OWNER directly with third parties.

Jobsite or site means OWNER’S designated sites ,  where construction, installation and testing activities of the Project are being performed under this subcontract.

Subcontract Milestone(s) means the established completion date(s) set forth in the Special Condition titled “COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK.”

Subcontract Schedule means the Work execution schedule developed and approved pursuant to the Special Condition titled “COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK.”

Co-located Site means any Base Station that is jointly owned or leased by OWNER

Market means a designated geographic area as advised by OWNER being licensed by the Federal Communications Commission (FCC) for the provision of wireless services as set forth in CONTRACTOR’S  Work Order release

Software means a computer program or programs consisting of a set or sets of logical instructions and tables of information which guides the functions of a processor including object code, source code, documentation and all fixes, upgrades, enhancements, modifications and updates made thereto and provided hereunder.

Work Order shall mean the notice provided by CONTRACTOR to SUBCONTRACTOR authorizing SUBCONTRACTOR to commence performance of Work for a particular Market.

“Work Release”, “Work Order”, “Subcontract Change Notice (SCN)”, “Change Order” and “ Notice to Proceed (NTP)” all mean the written authorization to proceed with a specified scope of work, issued by CONTRACTOR to  SUBCONTRACTOR.

SC–2    INSURANCE

SUBCONTRACTOR shall, at its expense, maintain in effect at all times during the performance of the Work insurance coverage with limits not less than those set forth below and with insurers and under forms of policies satisfactory to CONTRACTOR:

A.	Standard Coverage.

1.	Workers’ Compensation as required by any applicable law or regulation.

If there is an exposure of injury to SUBCONTRACTOR’S employees under the U.S. Longshoremen’s and Harbor Workers’ Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims

Policy must provide an Insurer’s waiver of subrogation in favor of CONTRACTOR and OWNER

2.	Employer’s Liability of not less than:

$2,000,000 each accident.

3.	General Liability Insurance

a.	Coverage

SUBCONTRACTOR shall carry Commercial General Liability Insurance covering all operations by or on behalf of SUBCONTRACTOR providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below and including coverage for:

(1)	Premises and Operations;

(2)	Products and Completed Operations (2 years)

(3)	Contractual Liability insuring the indemnity agreement in the General Condition titled “INDEMNITY;”

(4)	Broad form Property Damage (including Completed Operations; Explosion, Collapse and Underground Hazards; and

(5)	Personal Injury Liability

The Commercial General Liability insurance shall be the Occurrence Coverage Form.

b.	Policy Limits

For SUBCONTRACTOR’S Commercial General Liability Insurance, the limits of liability for bodily injury, property damage, and personal injury shall be not less than:

	$2,000,000	Combined single limit for Bodily Injury and Property Damage each occurrence;
	$2,000,000	Personal Injury Limit each occurrence;
	$4,000,000	Products-Completed Operations Aggregate Limit; and

$4,000,000	General Annual Aggregate Limit (other than Products-Completed Operations).
Errors and Omissions covering SUBCONTRACTOR’S professional negligent acts, errors or omissions with a limit of not less than:
$500,000 per claim/annual aggregate

If the policy does not have an endorsement providing the General Annual Aggregate limits as indicated above, SUBCONTRACTOR shall provide an endorsement titled “Amendment of Limits of Insurance (Designated Project or Premises)”.  Such endorsement shall provide a Products-Completed Operations annual Aggregate Limit of not less than $2,000,000 and a General Annual Aggregate Limit of not less than $2,000,000.  The required limits may be satisfied by a combination of primary policy and an excess or umbrella policy.

4. Automobile Liability (Owned, hired and non-owned) with combined single limits of liability for bodily injury or property damage of not less than:

$2,000,000 any one occurrence.

SUBCONTRACTOR’S Automobile Liability Insurance shall include coverage for Automobile Contractual Liability.

5.   CONTRACTOR and OWNER, their subsidiaries and affiliates, and the officers, directors and employees of the foregoing shall be named as Additional Insureds under the Commercial General Liability Insurance policy, but only with respect to liability arising out of the operations for CONTRACTOR and OWNER by or for SUBCONTRACTOR.  In the United States Insurance Services Office (ISO) form CG 20 10 10 93 shall be attached to the policy.  Such insurance shall include an Insurer’s waiver of subrogation in favor of the Additional Insureds, be primary as regards any other coverage maintained for or by the Additional Insureds, and shall contain a cross-liability or severability of interest clause.

6.   In the event SUBCONTRACTOR maintains insurance covering loss or damage to equipment, tools, or any other property of SUBCONTRACTOR such insurance shall include an Insurer’s waiver of subrogation in favor of CONTRACTOR and OWNER and their subsidiaries and affiliates.  Subcontractor waives all rights of recovery against CONTRACTOR and OWNER and their subsidiaries and affiliates for any loss or damage to equipment, tools or any other property of SUBCONTRACTOR.

The required limits in A. above may be satisfied by a combination of a primary policy and an excess or umbrella policy.

CONTRACTOR Furnished Insurance.

B. Builder’s Risk Insurance.   CONTRACTOR shall maintain all-risk builder’s insurance for the benefit of OWNER, CONTRACTOR, SUBCONTRACTOR and sub-tier contractors as Insureds covering physical loss or damage to all sites where work under this subcontract is to be performed.  Coverage shall include, fire, explosion, extended coverage, expediting expense and extra expense, collapse, earthquake, flood, hurricane, volcanic action and comprehensive boiler and machinery (including electrical injury and mechanical breakdown).  Such insurance shall cover all work and property comprising the project with respect to which CONTRACTOR, SUBCONTRACTOR or sub-tier contractors will perform work hereunder, commencing with the start of work at any project site during construction, testing and until Acceptance of a site along with any and all materials, equipment and machinery intended for such site during off-site storage and inland transit, but shall exclude SUBCONTRACTOR or sub-tier contractors construction equipment, tools and test equipment.  Coverage shall be written on a replacement cost basis for the full completed value of each site and contain an agreed amount endorsement waiving any coinsurance penalty.  There shall be no exclusion for resultant damage caused by faulty workmanship, design or materials.  Flood, earthquake, hurricane and volcanic action shall be provided at maximum limits commercially available at a reasonable cost.  Off-site storage and inland transit coverage shall be written with limits commensurate with the respective values at risk.  Such policy shall remain in full force and effect until possession and control of each project site is transferred to OWNER or until Acceptance of a site whichever is earlier.  Deductibles shall not exceed $[…***…] and shall be paid by the Party at fault for loss.  The policy shall include a waiver of insurer’s rights of subrogation against all Insureds.

1.          Excess Liability with combined single limits of $[…***…] per occurrence and in the aggregate for all projects, where applicable as excess of A. 2 and 3 above.  The policy is to include CONTRACTOR and  SUBCONTRACTOR as named Insureds and will include a waiver of insurers rights of subrogation against all Insureds.

2.          CONTRACTOR’S Pollution Legal Liability Insurance including covering claims for bodily injury, and property damage, defined as physical injury to or destruction of tangible property damage, coverage, including the resulting loss of use of damaged property thereof or of tangible property that has not been physically injured, cleanup costs, and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims, for pollution conditions arising out of the covered operations performed by  SUBCONTRACTOR described under the scope of work of this subcontract.  Policy to include Professional Liability for environmental losses only covering bodily injury, property damage and cleanup costs.  Policy limits to be $[…***…] each claim and in the aggregate.  Policy term to be three (3) years, with an extended discovery period of three (3) years.  Self-insured retention to be $[…***…] each claim. The policy is to include CONTRACTOR and SUBCONTRACTOR (SUBCONTRACTOR will be required to provide minimum primary limit of $2,000,000 for Professional Liability) as Named Insureds and will include a waiver of subrogation against all insureds.  Policy will also contain a Separation of Insureds clause.

In the event SUBCONTRACTOR becomes aware of any claim, or circumstance likely to give rise to claim, involving the insurance specified in B. 1 and 2  above Subcontractor shall immediately notify CONTRACTOR in writing of the particulars of such claim or circumstance.

In addition to the insurance provided by CONTRACTOR in B. Above, CONTRACTOR and/or OWNER reserves the right to provide an OWNER or CONTRACTOR Controlled Insurance Program (“OCIP” or “CCIP”) to include Workers compensation (where allowed), Employers Liability ($2,000,000).  OWNER, CONTRACTOR, SUBCONTRACTOR and sub-tier contractors providing on-site services would be included as Insureds. CONTRACTOR will provide at least 30 days notice prior to construction start to SUBCONTRACTOR of such an election.  SUBCONTRACTOR shall provide an appropriate reduction in its subcontract price if an OCIP or CCIP is provided.

SUBCONTRACTOR shall deliver to CONTRACTOR no later than ten (10) calendar days after subcontract award, but in any event prior to commencing the Work or entering the Jobsite, Certificates of Insurance evidencing such coverage and limits of insurance are in full force and effect. Certificates shall be issued in a form acceptable to CONTRACTOR and provide that not less than thirty (30) calendar days advance written notice will be given to CONTRACTOR prior to cancellation, termination or material alteration of such policies.  Certificates shall identify on their face the project name and subcontract number.  Delivery of the original and two (2) copies of the certificates and any notices of policy change shall be made to:

Bechtel Corporation

Attention:	Rosa Vargas

Reference:	Subcontract No. 24782-PRO-SC6-CL00-00001
Address:	5860 Oakbrook Parkway, Suite 168 Norcross, GA 30093

SC–3    COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK

SUBCONTRACTOR shall furnish sufficient personnel, equipment, and facilities and shall work such hours to assure prosecution of the Work to completion in accordance with the CONTRACTOR’S completion dates as advised in  CONTRACTOR’S  SCN/Change Order, as amended under this subcontract from time to time.

SUBCONTRACTOR will complete the Work in accordance with the Project Milestone Schedule defined in the SCN/Change Order.

SUBCONTRACTOR shall, from time to time, be required to provide to CONTRACTOR for approval an original and subsequently updated Subcontract Schedule showing all activities and sequence of operations needed for the orderly performance and completion of the Work in accordance with the Subcontract Milestones as defined in CONTRACTOR’S SCN/Change Order.  SUBCONTRACTOR shall adhere to the approved Subcontract Schedule, submitting periodic progress reports and/or proposed schedule changes in form and manner directed by CONTRACTOR.

SC–4    INVOICING AND PAYMENT

Except as otherwise specified in a SCN / Change Order, CONTRACTOR shall pay SUBCONTRACTOR in accordance with the compensation terms of the applicable SCN / Change Order thirty (30) calendar days from the date of receipt of the invoice.  Payment for portions of any invoice in dispute may be withheld by CONTRACTOR until such problem has been resolved.  If CONTRACTOR disputes any invoice rendered or amount paid, CONTRACTOR shall so notify SUBCONTRACTOR.  The parties shall use their best efforts to resolve such dispute expeditiously.  Invoices received by CONTRACTOR more than one (1) year after the performance of the Work are untimely and CONTRACTOR shall have no obligation to pay such invoices.

If a SCN / Change Order specifies that SUBCONTRACTOR may submit invoices for progress payments prior to Final Acceptance, SUBCONTRACTOR is permitted to submit invoices when the milestone is achieved and CONTRACTOR will make progress payments to  SUBCONTRACTOR within thirty (30) calendar days from the date of the invoice. Such progress payments shall be made in accordance with the payment schedule attached to each SCN / Change Order or Exhibit “C” if not specifically identified in the SCN / Change Order.

When the payment to SUBCONTRACTOR of any Work is on a time basis or reimbursable costs, approved weekly timesheets and third party invoices must accompany  SUBCONTRACTOR’S invoice in support of the claim for payment.

SUBCONTRACTOR shall submit invoices only after satisfactory completion and CONTRACTOR approval of any work, based on completion of CONTRACTOR determined tasks from SUBCONTRACTOR’S breakdown, established Payment Milestones, units measured by the subcontract Measurement for Payment provisions and/or established reimbursable categories.

SUBCONTRACTOR shall promptly pay all claims of persons or firms furnishing services, labor, equipment or materials used in performing the Work under this subcontract.

Unless otherwise specified by applicable law, CONTRACTOR shall, after submittal of such final invoice, pay to SUBCONTRACTOR the amount then remaining due provided that,

SUBCONTRACTOR shall have furnished CONTRACTOR and OWNER for itself, its subcontractors, immediate and remote, and all material suppliers, vendors, laborers and other parties acting through or under it, waivers and releases of all claims against CONTRACTOR or OWNER arising under or by virtue of this subcontract, except such claims, if any, as may be specifically excepted by SUBCONTRACTOR from the operation of the release in stated amounts to be set forth therein.

SUBCONTRACTOR shall submit all invoices, in form and format directed by CONTRACTOR, in original and two (2) copies to:

Bechtel Corporation

Attention:	Rosa Vargas
Reference:	Subcontract No. 24782-PRO-SC6-CL00-00001
Address:	5860 Oakbrook Parkway, Suite 168 Norcross, GA 30093

SC-5    QUALITY ASSURANCE PROGRAM

SUBCONTRACTOR shall be ISO 9001 certified for this agreement no later than February 7, 2003

The following requirements will apply until such time (as noted in the 1st paragraph of this clause) that SUBCONTRACTOR has an  ISO 9001 certified Quality System.

The Project specific Quality Assurance Plan shall address all activities relevant to the Work and shall demonstrate how all work performed by SUBCONTRACTOR will conform to the subcontract requirements.

1.

Provide an organizational chart(s) showing  SUBCONTRACTOR’S corporate and/or project organization responsible for managing, performing and verifying the Work.  The organizational chart(s) shall be supported with a reporting and functional description of SUBCONTRACTOR’S project organization to be deployed for this contract.  The chart shall identify the persons assigned to each key position and their functional title including the person(s) having the authority and responsibility for management, performance and verification of  SUBCONTRACTOR’S Quality Program.

2.

Provide a list of internal procedures/instructions to be employed during engineering and design activities in order to meet and comply with the specific subcontract requirements.  The list shall identify the procedure/ instruction number and revision designators.

3.	Identify and describe the controls and measures in-place to ensure applicable City/County/State/Federal statutory and regulatory code requirements are incorporated into design documents.

4.	Identify and describe the controls and measures in place to ensure that only current and approved documents are used and maintained during design work processes.

5.	Describe the measures and controls in-place for performing interdisciplinary design document reviews and independent design checking at pre-determined stages during the development of design.

6.

Describe the measures and controls in-place to formally conduct and document design verifications at appropriate stages of design to ensure that the design stage output meets the design stage input requirements.  Design verifications may include design reviews; performing alternative calculations; comparing the new design with a similar proven design (if available); undertaking tests and demonstrations; and reviewing the design stage documents before release.

7.	Describe how design changes are documented, approved and tracked by authorized personnel before incorporation into the design and after design documents are released to CONTRACTOR for implementation.

8.	Describe the controls and measures in-place for preparing, approving, revising, tracking, and maintaining design calculations.

9.	Describe the design document numbering system to be used for identifying design documents to be delivered to CONTRACTOR.

SUBCONTRACTOR’S documented Quality Program, or Quality  Plan shall be updated as necessary  during the Work, to reflect any changes to SUBCONTRACTOR’S  quality system. CONTRACTOR shall be formally notified of any Quality System changes affecting the contracted work scope before those changes take effect.

SUBCONTRACTOR’S documented quality system shall provide for the issuance of a “stop work” order by SUBCONTRACTOR or CONTRACTOR at any time during the Work, when significant adverse quality trends and/or deviations from the approved Quality Program Quality Assurance Program are found.

CONTRACTOR reserves the right to access SUBCONTRACTOR’S facilities, and that of it’s sub-tier contractors and suppliers, to review, assess and verify the effectiveness of  SUBCONTRACTOR’S Quality Program implementation at any stage of the Work

SC 6    NONDISCLOSURE

SUBCONTRACTOR agrees not to divulge to third parties, without the written consent of CONTRACTOR, any information obtained from or through CONTRACTOR or OWNER in connection with the performance of this subcontract unless:

1.	The information is known to SUBCONTRACTOR prior to obtaining the same from CONTRACTOR or OWNER;

2.	The information is, at the time of disclosure by SUBCONTRACTOR, then in the public domain; or

3.	The information is obtained by SUBCONTRACTOR from a third party who did not receive same, directly or indirectly from CONTRACTOR or OWNER and who has no obligation of secrecy with respect thereto.

SUBCONTRACTOR further agrees that it will not, without the prior written consent of CONTRACTOR, disclose to any third party any information developed or obtained by SUBCONTRACTOR in the performance of this subcontract except to the extent that such information falls within one of the categories described in 1 through 3 above.

If so requested by CONTRACTOR, SUBCONTRACTOR further agrees to require its employees to execute a nondisclosure agreement prior to performing any work under this subcontract.

SC–7    APPLICABLE LAW

This subcontract shall be interpreted under the laws of the state of Georgia.

SC 8    RELEASE OF CONSEQUENTIAL DAMAGES

Under no circumstances shall SUBCONTRACTOR or any of its sub-tier contractors, or vendors of any tier providing equipment, materials or services for the Project be liable to CONTRACTOR for consequential loss or damage, including but not limited to loss of use, loss of profits or revenues, cost of capital, loss of goodwill, consequential damages claims of CONTRACTOR’S customers or like items of loss or damage, and CONTRACTOR hereby releases SUBCONTRACTOR and such sub-tier contractors, and vendors therefrom.  In connection herewith, the parties recognize that CONTRACTOR has obtained in the prime contract between OWNER and CONTRACTOR releases from OWNER in favor of SUBCONTRACTOR substantially similar to that provided by CONTRACTOR in favor of SUBCONTRACTOR herein.

The releases from liability, limitations and apportionment of liability and exclusive remedy provisions and indemnity obligations expressed throughout this subcontract shall apply even in the event of the fault, negligence (in whole or in part), strict liability, breach of contract, or otherwise of the party released or whose liability is waived, disclaimed, limited, apportioned or fixed by such exclusive remedy provision, indemnified or held harmless, and shall extend to such party’s related or affiliated entities and its and their directors, officers, employees and agents.

It is intent of CONTRACTOR AND SUBCONTRACTOR that, to the extent permitted by law, the remedies arising under this subcontract are the sole and exclusive remedies of the parties for the obligations and liabilities arising out of or in connection with SUBCONTRACTOR’S work or this subcontract, notwithstanding additional remedies otherwise available at law or in equity.

SC 9    PROGRESS REPORTS

On a monthly basis SUBCONTRACTOR shall provide to CONTRACTOR a concise summary report, in form and format and at time directed by CONTRACTOR, describing the work accomplished during the reporting period, work forecasted to be completed during the next reporting period and a summary of problem areas.  As a minimum, the form and format should be a progress bar schedule identifying all milestone dates and key dates and  SUBCONTRACTOR’S performance.  This information shall identify the project job-hours to perform and the equivalent project job-hours expended.

When required to undertake any work at any Cell Site,  SUBCONTRACTOR shall submit periodic progress reports to CONTRACTOR on accrual progress, to include the following:

1.	Daily: A daily force report for each Cell Site listing all Personnel by discipline, craft and work assignment and hours at site;
2.	Daily: A daily plant and equipment report showing the construction facilities and/or plant and equipment utilized in the work for each Cell Site;
3.

Weekly: An update of the approved schedule (statuses daily) submitted on each Friday, including planned, actual and forecasted start/finish dates and percent complete.  Variations from approved schedules and plans shall be noted and rationalized;

SC 10    OWNERSHIP OF WORK PRODUCT

SUBCONTRACTOR hereby agrees that OWNER. through its prime contract agreement with CONTRACTOR, shall own the intellectual property rights to the deliverables, inventions, technical information, specifications, drawings, records, documentation, creative works, concepts, residual knowledge or data, written, oral or otherwise arising out of, related to or resulting from this subcontract (collectively called “Work Product”).  SUBCONTRACTOR agrees to reasonably cooperate with CONTRACTOR and to execute any documents reasonably requested by OWNER to perfect OWNER’S ownership rights in the Work Product.

CONTRACTOR shall have the right to transfer to OWNER all intellectual property rights in the Work Product as such rights are granted herein to CONTRACTOR by SUBCONTRACTOR, subject to the limitations set forth in this Section . CONTRACTOR’S ownership rights in the Work Product shall not extend to elements of the Work Product that constitute: (a) SUBCONTRACTOR Preexisting Material (defined below); (b) information in the public domain; and/or (c) refinements made by SUBCONTRACTOR to its processes, whether or not developed under any project for CONTRACTOR.  To the extent permissible under U.S. copyright law, and subject to the limitations set forth in this Section , the Work Product shall be considered “works made for hire.”  Notwithstanding anything in the foregoing that may appear to the contrary, nothing in this subcontract shall be construed so as to limit or transfer SUBCONTRACTOR’S ownership of all rights, facts and data to use its basic know-how, methods of analysis, experience, techniques, processes, models, industry knowledge and contacts, skills and presentation formats, whether or not acquired during performance of the Services.

SUBCONTRACTOR shall own exclusively the rights to all SUBCONTRACTOR Preexisting Material regardless of the use or presence of such SUBCONTRACTOR Preexisting Material in the creation of any Work Product.  SUBCONTRACTOR Preexisting Material shall mean any software, program, algorithm, model, process, data, method and/or other copyrighted or patented material that was owned by or licensed to SUBCONTRACTOR prior to its execution of this subcontract.  If the Work Product contains SUBCONTRACTOR Preexisting Material then SUBCONTRACTOR hereby grants CONTRACTOR for the benefit of OWNER an irrevocable, perpetual, world-wide, royalty-free license to use, copy, distribute, display, and perform such SUBCONTRACTOR Preexisting Materials but only as part of the final Work Product and only for the purpose of exercising CONTRACTOR’S rights for the benefit of OWNER, in the Work Product set forth herein.

All data products purchased for the delivery of the Work pursuant to this subcontract shall be the property of CONTRACTOR.  All licensed software used by SUBCONTRACTOR in the performance of the Work is and shall remain the property of SUBCONTRACTOR unless purchased by OWNER and/or CONTRACTOR on a pass-through basis.  All existing software owned by SUBCONTRACTOR shall continue to be owned by SUBCONTRACTOR notwithstanding its use on OWNER and/or CONTRACTOR’S behalf.

SUBCONTRACTOR hereby agrees to acquire from its subcontractors, agents, representatives and other third parties who perform under this subcontract such assignments, rights and covenants as to assure that OWNER and/or CONTRACTOR shall receive and have the ability to maintain all its rights in the Work Product. SUBCONTRACTOR hereby agrees to provide evidence of such duly executed documents to OWNER and/or CONTRACTOR upon request.

SC 11 — SOFTWARE

Software that is either embedded in or offered as a part of the Work that is licensed to and/or owned by SUBCONTRACTOR shall remain the property of SUBCONTRACTOR unless purchased by CONTRACTOR on a pass-through basis, in accordance with the form attached hereto as Appendix B-3 (the “Software License Agreement”),. All existing software owned by SUBCONTRACTOR shall continue to be owned by SUBCONTRACTOR notwithstanding its use on CONTRACTOR’S or OWNER’S behalf.  In the event it should become necessary to procure the use of Software from a third party necessary for the ongoing operations of OWNER’S network, then OWNER shall procure such license or right of use directly from such third party, regardless of such Software’s use or integration in the Work provided by SUBCONTRACTOR.

CONTRACTOR and SUBCONTRACTOR shall enter into a Software License Agreement which is appended to this subcontract for CONTRACTOR’S and OWNER’S use of Dynamic TrackerTM a web-based, online, project-tracking tool developed by SUBCONTRACTOR.

SC 12 — EXCUSABLE DELAYS

Neither party shall be deemed in default of this subcontract or any change order except for any obligation to make payments hereunder for Work performed in accordance with this subcontract, to the extent that any delay or failure in the performance of its obligations results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, acts of terrorism, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, or floods (“Force Majeure”).

If any Force Majeure condition affects SUBCONTRACTOR’S ability to perform, SUBCONTRACTOR shall give immediate notice to CONTRACTOR who may elect to:  (1) terminate the affected SCN / Change Order(s) or any part thereof, (2) suspend the affected Change Order(s) or any part for the duration of the Force Majeure condition, with the option to obtain elsewhere materials and services to be furnished under such Change Order(s) and deduct from any commitment under such Change Order(s) the quantity of the materials and services obtained or for which commitments have been made elsewhere; or, (3) resume performance under such Change Order(s) once the Force Majeure condition ceases.  Unless CONTRACTOR gives written notice within thirty (30) days after being notified of the Force Majeure condition, option (2) shall be deemed selected.  Notwithstanding the foregoing, in case of an event of Force Majeure, SUBCONTRACTOR’S schedule, compensation and other affected portions of this subcontract shall be equitably adjusted pursuant to General Condition entitled “Changes”.

SC 13    CONTRACTOR SUPPLIED EQUIPMENT AND MATERIALS

The materials and/or equipment as identified in a Materials List, if any, will be furnished to SUBCONTRACTOR, at CONTRACTOR’S designated location, to be incorporated into or used in performance of the Work under this subcontract.  Such items will be furnished without cost provided SUBCONTRACTOR shall, at its expense, accept delivery, load, unload, transport to points of use, care for such items until final disposition and upon completion of the Work return all surplus to CONTRACTOR’S designated Jobsite warehouse or storage area.

SC-14    CONFLICT OF INTEREST

SUBCONTRACTOR represents and warrants that no officer, director, affiliate, employee, or agent of OWNER has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from SUBCONTRACTOR or any of SUBCONTRACTOR’S officers, directors, employees, or agents in connection with the obtaining, arranging, or negotiation of this subcontract or other documents entered into or executed in connection with this subcontract.

SC-15    MOST FAVORED PRICING

15.1          For Work provided under this subcontract, SUBCONTRACTOR will provide to CONTRACTOR the Most Favored Pricing (“MFP”, as defined below) that SUBCONTRACTOR provides to any other customer of SUBCONTRACTOR in the United States and its territories.

15.2          MFP, as offered to CONTRACTOR in this subcontract, means at least as low as the lowest price paid by any domestic wireless network customer of SUBCONTRACTOR acquiring from SUBCONTRACTOR the Work provided hereunder, for like purchase volumes as anticipated by SUBCONTRACTOR at the effective date of the subcontract, taking into consideration any differentiating subcontract terms and conditions which have a financial impact, such as, alternative pricing, credits, rebates, risks and liabilities, payment terms, warranty and financing.

15.3          SUBCONTRACTOR shall conduct an annual, calendar year internal audit of this provision which shall be subject to CONTRACTOR review. The audit will compare, in the manner described above in 15.1 and 15.2, the MFP for CONTRACTOR under this subcontract with the applicable pricing offered by SUBCONTRACTOR to domestic wireless network customers.  After the internal audit, a senior SUBCONTRACTOR executive will certify to CONTRACTOR that the audit has taken place and provide to CONTRACTOR a letter either certifying compliance with the terms of this provision as determined by the internal audit or providing notice of the requirement to make equitable adjustments or grant credits as described below. Such certification shall be provided no later than thirty (30) days after the close of the calendar year.

15.4          If OWNER in good faith questions CONTRACTOR on the results of  SUBCONTRACTOR internal audit conducted pursuant to 15.3 above, then at OWNER’s request and expense, SUBCONTRACTOR will allow an independent audit by a mutually agreed third party auditor to review and verify SUBCONTRACTOR’S internal audit.  Such third party audit will be conducted no more than once per calendar year and will be performed in a manner that preserves the confidentiality of information regarding SUBCONTRACTOR’S other customers.

15.5          If the internal audit or the independent audit determine that SUBCONTRACTOR has extended more favorable prices contrary to the terms and conditions described above, SUBCONTRACTOR shall, within thirty (30) days, submit a proposal to CONTRACTOR, the purpose of which will be to make an equitable adjustment of the MFP charged to OWNER which the aforementioned audits establish to be in violation of SUBCONTRACTOR’S undertakings set forth above with respect to MFP. Furthermore, when such adjustment is agreed, and if CONTRACTOR is not otherwise in breach of this subcontract, SUBCONTRACTOR shall issue an agreed credit, or implement any other agreed adjustment, within thirty (30) day.

SC-16    Emergency Support Service

During the term of this subcontract, if any natural disaster or other emergency occurs whereby Work provided in connection with this subcontract is damaged and such condition materially affects OWNER’s ability to provide services to its subscribers, SUBCONTRACTOR agrees, at OWNER’s request, to assist OWNER with “Emergency Support Service” as more fully described below:

1.

If requested by OWNER, schedule the repair or new provision of Work on a priority basis.  OWNER will indemnify SUBCONTRACTOR for any financial obligations incurred by SUBCONTRACTOR as a result of such priority efforts due to contractual obligations with third parties.

2.

Assist OWNER by providing field technical personnel to make temporary modifications and arrangements to mitigate the effects of out-of-service conditions.  If requested, by OWNER, SUBCONTRACTOR will document such efforts and associated charges.

The price for any replacement Work which is not covered by SUBCONTRACTOR’S warranty will be at SUBCONTRACTOR’S applicable price plus cost of expedited delivery of such replacement Work.  The process for achieving this shall be by mutual agreement.

SC-17    INSIGNIA

Upon OWNER’s written request, certain of OWNER’s trademarks, trade names, insignia, symbols, decorative designs, or other similar items (hereinafter “Insignia”), shall be properly affixed by SUBCONTRACTOR to the Work furnished at no additional cost to OWNER.  Such Insignia shall not be affixed, used, or otherwise displayed on the Work without OWNER’s written approval.  The manner in which such Insignia will be affixed must be approved in writing by OWNER.

SUBCONTRACTOR agrees to remove, at no additional cost to OWNER, all Insignia from Work not meeting OWNER’s requirements.  SUBCONTRACTOR agrees to indemnify, defend, and hold OWNER harmless from any liability in connection with SUBCONTRACTOR’S failure to remove such Insignia.  This section will in no way alter or modify SUBCONTRACTOR’S obligations under this subcontract regarding protection of OWNER’s confidential Information.

SC-18    NON-INTERVENTION

In connection with the provision of Work by SUBCONTRACTOR to CONTRACTOR, SUBCONTRACTOR agrees not to influence — directly or indirectly - any regulatory, legislative, or judicial body so as to prevent, or delay the offering of Work by OWNER which utilize the Work supplied by SUBCONTRACTOR.

SC-19    OVERDEPENDENCE OF SUBCONTRACTOR

SUBCONTRACTOR warrants to CONTRACTOR that as of the effective date of this subcontract SUBCONTRACTOR has (1) no contractual obligations which would materially adversely affect SUBCONTRACTOR’S capabilities to perform under this subcontract, (2) is not involved in any litigation which would materially adversely affect SUBCONTRACTOR’S ability to perform under this subcontract, and (3) has, or prior to the commencement of Work hereunder will have, all professional licenses which are required to perform under this subcontract.

Accordingly, and because CONTRACTOR has no way of ascertaining SUBCONTRACTOR’S dependency on CONTRACTOR for revenues from sales in proportion to revenues from SUBCONTRACTOR’S other customers, and in order to protect CONTRACTOR from a situation in which SUBCONTRACTOR is overly dependent upon CONTRACTOR for said sales, SUBCONTRACTOR agrees to release and hold harmless CONTRACTOR from any and all claims and liabilities relating to SUBCONTRACTOR’S financial stability, which may result from CONTRACTOR’S termination of any SCN / Change Order placed under this subcontract.

SC-20    RADIO FREQUENCY EMISSIONS

To the extent applicable, materials furnished under this subcontract shall comply with the requirements of Part 15 and any other related Parts of the Federal Communication Commission’s Rules and Regulations, as may be amended from time to time.  Compliance shall include those sections concerning the labeling of such materials, and the suppression of radio frequency and electro-magnetic radiation to specified levels.  Additionally, SUBCONTRACTOR will ensure, to the extent possible, that  the transmission of RF emissions under the MPE (Maximum Permissible Exposure) as prescribed by the FCC for a site and/or sites is within current existing permissible standards including, but not limited to, the FCC’s OET Bulletin 65 as amended.  Should the materials   during use generate interference to radio communications, SUBCONTRACTOR shall inform CONTRACTOR how to suppress such interference.  CONTRACTOR may opt to return materials to SUBCONTRACTOR and receive a prompt refund of the price CONTRACTOR paid for the materials if OWNER cannot reasonable suppress such interference.  Nothing herein shall diminish or otherwise limit SUBCONTRACTOR’S obligations under any other express warranty provided in this subcontract.

SC-21    REGISTRATION

To the extent applicable, when material furnished under this subcontract is subject to Part 68 of the Federal Communications Commission’s Rules and Regulations (“FCC Rules and Regulations”) as may from time to time be amended, SUBCONTRACTOR warrants that such material is registered under and complies with Part 68 of such FCC Rules and Regulations including, but not limited to, all labeling and customer instruction requirements.  SUBCONTRACTOR agrees to indemnify and hold CONTRACTOR harmless from and against any liability in connection with SUBCONTRACTOR’S noncompliance with Part 68 of the FCC Rules and Regulations.  SUBCONTRACTOR agrees, at its expense, to defend CONTRACTOR, at CONTRACTOR’S request, against such liability, provided , however, that SUBCONTRACTOR shall (1) keep CONTRACTOR fully informed as to the progress of such defense, and (2) afford CONTRACTOR, at its own expense, an opportunity to participate on a basis with SUBCONTRACTOR in such defense.

SC-22    TECHNICAL SUPPORT

During the term of this subcontract, SUBCONTRACTOR will provide, at no additional cost, full and complete technical assistance to CONTRACTOR for the Work covered by this subcontract, including ongoing technical support and field service and assistance, provision of technical bulletins and updated user manuals, and telephone assistance to assist with installation, operation, maintenance, and problem resolution per the specifications of Exhibit D “Scope of Work”. The availability or performance of this technical support will not be construed as altering or affecting SUBCONTRACTOR’S obligations as set forth in the clause GC-13, titled “Warranty”. SUBCONTRACTOR will provide to CONTRACTOR and keep current a document that includes names, titles and telephone numbers, including after-hours telephone numbers, of SUBCONTRACTOR personnel responsible for providing technical support to CONTRACTOR.

SC-23    LIQUIDATED DAMAGES

The parties recognize the importance of timely performance of their obligations in order to meet delivery dates and the parties agree to the following terms and conditions with respect to the Liquidated Damages which apply to this subcontract (CONTRACTOR and SUBCONTRACTOR will be responsible for the application of Liquidated Damage as follows):

a.	There shall be no Liquidated Damages which apply for markets with scheduled Market Launch Dates in 2002.

b.

For markets with scheduled Market Launch Dates in 2003 and beyond, the requirements for Liquidated Damages shall be as follows.  After all site audits and lease reviews have been completed, OWNER and CONTRACTOR will mutually develop a schedule for completion of work for all sites in each market (“Construction Completion Date”) along with a definition of the requirements (including those sites required) for launch of the market and the subsequent market launch date (“Market Launch Date”) and will set this information forth in the Master Project Plan.

1.

To the extent that achieving Acceptance of construction completion by the Construction Completion Date in a market is dependent on responsibilities allocated to SUBCONTRACTOR under this subcontract, and SUBCONTRACTOR causes a failure to achieve Acceptance of construction completion by the Construction Completion Date, CONTRACTOR shall be entitled to Liquidated Damages in the amount of $[…***…] for the first two week period per site in the market which has failed to achieve Acceptance of construction completion, and $[…***…] per week thereafter for each site in the market which has failed to achieve Acceptance of construction completion, until such time as that site achieves Acceptance of construction completion, or the application of Liquidated Damages as

*Confidential Treatment Requested

described in subsection 2 below, whichever occurs first; provided that CONTRACTOR owes such Liquidated Damages to OWNER under its prime contract agreement with OWNER.

2.

If during the course of performing work on a OWNER site, SUBCONTRACTOR causes an unplanned service outage of OWNER’s existing equipment on that site that lasts more than one (1) hour, SUBCONTRACTOR shall pay to CONTRACTOR Liquidated Damages in the amount of […***…] per occurrence; provided that CONTRACTOR owes such Liquidated Damages to OWNER under its prime contract agreement with OWNER.

3.

To the extent that declaring a site ready for work by third parties, is dependent on responsibilities allocated to SUBCONTRACTOR under this subcontract and if CONTRACTOR does, in fact, declare a site ready for work by Third Parties, and schedules such work by Third Parties, and a Third Party is unable to complete its work on the site due to SUBCONTRACTOR’S delay or interference, or in the alternative if the site is not ready for the scheduled Third Party work, OWNER may be charged by the Third Party for such delay or interference.  In such instances when OWNER is contractually liable for and is actually charged for this delay or interference, SUBCONTRACTOR will pay CONTRACTOR an amount to reimburse OWNER for the costs actually paid by OWNER for such delay or interference.  OWNER will provide SUBCONTRACTOR with reasonable substantiation for such costs.  For the purposes of this clause (d) only, “Third Parties” shall mean suppliers or vendors of wireless telecommunications equipment to OWNER.

4

In no event, shall SUBCONTRACTOR’S liability for Liquidated Damages as described in paragraph b, subsections 1 and 2 above, and the costs described in paragraph 1 and 2 above, under this subcontract exceed in the aggregate […***…] dollars.

SC-24 CONTRACTORS LICENSING LAW

Should any of the work be performed in California, SUBCONTRACTOR will be required by law to be licensed and regulated by the California Contractors’ State License Board which has jurisdiction to investigate complaints against contractors if a complaint regarding a patent act or omission is filed within four years of the date of the alleged violation.  A complaint regarding a latent act or omission pertaining to structural defects must be filed within 10 years of the date of the alleged violation.  Any questions concerning a contractor may be referred to the Registrar, Contractors’ State License Board, P.O. Box 26000, Sacramento, California 95826.

SC-25    SAFETY, HEALTH AND SECURITY REQUIREMENTS

In the development and implementation of its Safety and Health Plan (S&H Plan) and performance of the Work, SUBCONTRACTOR shall conform and comply with CONTRACTOR’S “SAFETY AND HEALTH STANDARDS” set forth in Appendix B-1.

SUBCONTRACTOR shall adopt and proceed in accordance with CONTRACTOR’S and/or OWNER’S written S&H Plan and its implementing plans and procedures.  When directed by CONTRACTOR, SUBCONTRACTOR shall provide written S&H plans and procedures for specified S&H responsibilities.

*Confidential Treatment Requested

SUBCONTRACTOR shall assign a Safety Representative acceptable to CONTRACTOR.  Such representative may, with CONTRACTOR’S written approval, perform other duties.  SUBCONTRACTOR’S designated Safety Representative shall be physically located at the Jobsite. When SUBCONTRACTOR is performing work at multiple jobsites, an authorized deputy designated Safety Representative shall be physically located at each jobsite.  SUBCONTRACTOR’S designated Safety Representative shall respond to CONTRACTOR’S safety concerns and requirements; have authority for correcting unsafe conditions or acts by SUBCONTRACTOR, its employees, and employees of SUBCONTRACTOR’S suppliers or subcontractors of any tier; and coordinate with other Jobsite contractors and subcontractors on safety matters required for the Work.

SUBCONTRACTOR shall not, without prior written approval of CONTRACTOR, subcontract with any entity whose safety ratings for the previous year exceed the following:

EMR	0 to 0.88
OIR	0 to 3.00
LTIR	0 to 1.0

In performance of the Work under this subcontract, SUBCONTRACTOR shall establish and maintain a security program, implementing and supplementing Project security requirements. Such program shall include:

1.	Controlled access to office, warehouse, material and equipment sites.

2.	Control of material and equipment packaging, transportation, and delivery to the Jobsite.

3.	Accountability procedures for storage, requisition and issue of material and equipment.

4.	Prompt reporting of incidents of loss, theft or vandalism to CONTRACTOR, subsequently detailed and provided in writing.

EXHIBIT B

APPENDIX B-1

SAFETY AND HEALTH (S&H) STANDARDS

1.0	Responsibilities

1.1

(SUB)CONTRACTOR shall submit to Bechtel a written Project “S&H Plan” or “Company S&H Program” specific to its scope of work under this subcontract.  The “S&H Plan” must meet all applicable federal, state and/or local rules, regulations, codes and standards in addition to addressing the minimum requirements outlined within this document. The plan must be submitted to Bechtel for review and approval within (30) calendar days after subcontract award and in any event prior to mobilizing and commencing work at the Jobsite.

1.2

The S&H Plan shall delineate the roles and responsibilities of (SUB)CONTRACTOR’S managers and supervisors, and shall describe the system by which managers and supervisors will be held accountable for S&H implementation.  (SUB)CONTRACTOR shall ensure that (SUB)CONTRACTOR’S employees are adequately trained in each of the requirements of the S&H Plan.

	1.3	(SUB)CONTRACTOR Site Management, managers, and supervisors shall cooperate with and may be asked to participate in scheduled S&H audits and/or assessments conducted by BECHTEL/CONTRACTOR.

1.4

(SUB)CONTRACTORmanagers and supervisors shall actively participate in documented pre-job planning activities.  Specifically, (SUB)CONTRACTOR shall participate in project Job Hazard Analysis (JHA) performed on unique or high risk work activities (for example, confined space entries, above ground work or trenching and excavating operations, etc..)  Additionally, (SUB)CONTRACTORsupervisors shall use a BECHTEL/CONTRACTOR-approved form of “employee pre-task planning sessions” known as Job Safety Analysis (JSA) for their crews.(Attachment 3.3)

	1.5	Before beginning any work, SUBCONTRACTOR shall assure all lower-tier subcontractors adopt in writing the Subcontractor’s written S&H Plan and/or program specific to that Subcontractor’s scope of work.

1.6

(SUB)CONTRACTOR shall designate a Safety Representative, acceptable to BECHTEL/CONTRACTOR, who will be responsible for S&H issues relating to (SUB)CONTRACTOR’S work.  Such designated Safety Representative may, with BECHTEL/CONTRACTOR’S written approval, perform other duties.  (SUB)CONTRACTOR’S designated Safety Representative shall be physically located at the jobsite. When (SUB)CONTRACTOR is performing work at multiple jobsites, an authorized deputy designated Safety Representative shall be physically located at each jobsite.  The designated Safety Representative shall respond to BECHTEL/CONTRACTOR’S safety concerns and requirements; have authority for correcting unsafe conditions or acts by (SUB)CONTRACTOR, it’s employees, and employees of subcontractor’s suppliers or subcontractors of any tier; and coordinate with other jobsite contractors and subcontractors on safety matters required for the work.  The (SUB)CONTRACTOR’S designated Safety Representative shall be available to address lower-tier subcontractor safety and health work issues.

	1.7	(SUB)CONTRACTOR shall participate in a weekly planning, scheduling and safety meetings held by BECHTEL/CONTRACTOR. In addition,

(SUB)CONTRACTOR will be required and responsible to disseminate any pertinent S&H information from those meetings to its employees and its lower-tier subcontractor employees on a weekly basis.

1.8

(SUB)CONTRACTOR shall submit to BECHTEL/CONTRACTOR a Bi-weekly ES&H Performance Report on a form provided by BECHTEL/CONTRACTOR.  The report will detail all first-aid cases, workers compensation claims, OSHA recordable and lost workday cases, near misses, utility hits and any property damage exceeding $500.00.(Attachment 4.1)

1.9

(SUB)CONTRACTOR may be required to participate in a BECHTEL/CONTRACTOR follow-up accident/incident investigations involving its own or lower-tier (SUB)CONTRACTOR employees.  This requirement does not obviate or diminish (SUB)CONTRACTOR responsibility to conduct its own initial investigation.(attachment 4.5)

1.10

(SUB)CONTRACTOR shall stop work if unknown or unanticipated hazards or work conditions evolve which place employees at risk or necessitate greater precautions than currently exist or are required in the Project S&H Plan.  (SUB)CONTRACTOR shall immediately report all such incidents to BECHTEL/CONTRACTOR.

2.0	Orientation & Training

	2.1	Before (SUB)CONTRACTOR employees begin any Work, (SUB)CONTRACTOR shall administer a New Employee Project Specific Safety and Health Orientation.

	2.2	(SUB)CONTRACTOR Management shall be solely responsible to provide its own company specific orientation and specialized training to its employees.

2.2

(SUB)CONTRACTOR shall provide all Supervisors with a Supervisors Safety and Health Orientation specific to their work on this project.  All Supervisor Safety and Health Orientation training will be documented in writing and include the signature of all in attendance, date of training and a course outline detailing all topics discussed.

3.0	Medical Services & Medical Treatment

3.1

(SUB)CONTRACTOR Jobsite personnel who provide First-Aid/Medical Treatment and/or perform the duties of a Confined Space Attendant, shall be properly trained and qualified as outlined in the OSHA Regulations.  A copy of their current certification(s) shall be readily available to BECHTEL/CONTRACTOR upon request.

3.2

(SUB)CONTRACTOR shall provide all routine medical and doctor related transportation for its employees who suffer an occupational injury and/or illness.  Additionally, (SUB)CONTRACTOR shall be responsible for making the necessary prior arrangements with a local provider for emergency transportation.

4.0	S & H Audit/Assessments

4.1

BECHTEL/CONTRACTOR will perform periodic S&H assessments and/or audits of the project.  (SUB)CONTRACTOR shall provide BECHTEL/CONTRACTOR with timely, complete and open access to its safety process, files, records, work areas etc., and shall participate in this assessment as requested.

Prior to mobilizing, (SUB)CONTRACTOR shall notify BECHTEL/CONTRACTOR in writing (by company name) of any lower-tier subcontractors will be used for the execution of SUBCONTRACTOR’S work scope.  All lower-tier subcontractors must have acceptable S&H performance rates (OSHA Recordable Rate, Loss Workday Case Rate, and Experience Modification), which are required by BECHTEL/CONTRACTOR.  Additionally, (SUB)CONTRACTOR shall be responsible for completing “Subcontractor Pre-Mobilization Checklist”(attachment 2.3) for all lower-tier subcontractors in the execution of the scope of work. (SUB)CONTRACTOR Site Management, managers, and supervisors shall conduct in  S&H audits and/or assessments lower-tier subcontractors to ensure compliance with all project contractual ES&H requirements and compliance with the S&H Plan.

5.0	Governmental Agency Inspections

	5.1	(SUB)CONTRACTOR shall ensure its personnel are aware of and comply with the procedures to be taken in the event of a government inspection of any type.

	5.2	(SUB)CONTRACTOR shall immediately notify the BECHTEL/CONTRACTOR Site/City/Market Manager if a government inspector of any type requests entry onto the Jobsite.

6.0	Tools & Equipment

6.1

(SUB)CONTRACTOR shall provide and monitor to ensure that all tools are used in accordance with the manufacturers’ recommendations, have required guards in place, and are maintained in good working order.  (SUB)CONTRACTOR shall not use job-made tools of any kind on the Jobsite (e.g., tools made of reinforcement steel, makeshift rigging equipment, etc.).  All tools and equipment shall be used and maintained in accordance with manufacturer recommendations.  All vehicles and equipment on the Jobsite will be equipped with backup alarms.

	6.2	(SUB)CONTRACTOR shall only permit properly trained and certified employees to use powder-actuated tools. (SUB)CONTRACTOR shall maintain employee certifications on file.

7.0	Hazard Communication

7.1

(SUB)CONTRACTOR shall have a written Hazard Communication Plan and/or company program, as required, implementing procedures describing the method it will use to communicate the hazards associated with chemical handling, use, storage and disposal.  The plan or program shall comply with federal, state, and local regulatory requirements, permit conditions, applicable environmental documents, and (sub)contract requirements during construction of the project.

8.0	Personal Protective Equipment

	8.1	(SUB)CONTRACTOR employees shall receive information regarding the required minimum personal protective equipment during the Project New Employee Orientation.

8.2

(SUB)CONTRACTOR shall require its employees to wear eye protection equipped with hard side shields (safety glasses) manufactured to applicable ANSI standard 100 percent of the time on the project.  Safety Glasses are not required in offices, lunch/change areas or while entering or leaving the Jobsite unless exposures are present.  This applies to prescription eyewear as well.  (SUB)CONTRACTOR shall monitor its employee compliance to this requirement and take immediate corrective actions when non-compliance is noted.  Employees performing grinding and buffing operations shall wear face shields and safety glasses or mono goggles.

	8.3	(SUB)CONTRACTOR employees with Jobsite responsibilities shall wear sturdy leatherwork shoes or boots.

	8.4	(SUB)CONTRACTOR shall require its employees to wear hardhats manufactured to the applicable ANSI standard worn with the brim forward at all times when at the Jobsite.

	8.5	(SUB)CONTRACTOR shall require its employees to wear long pants and a suitable shirt, with no less than 4” sleeves, as the minimum work clothing to be worn on the Jobsite.

	8.6	(SUB)CONTRACTOR shall provide and require its employees to use proper hearing protection manufactured to applicable standards whenever an occupational hearing hazard exists.

	8.7	(SUB)CONTRACTOR employees who handle chemicals or harmful substances shall be trained and shall wear appropriate personal protective equipment per the chemical manufacturer’s recommendations.

	8.8	(SUB)CONTRACTOR shall require the use of high visibility clothing as outlined in the regulations for all employees exposed to vehicular traffic or heavy equipment.

8.9

(SUB)CONTRACTOR shall provide and require its employees and those employees of all lower-tier subcontractors to have on their person the appropriate work glove.  (SUB)CONTRACTOR shall require the wearing of appropriate gloves any time they are actively engaged in work.  (SUB)CONTRACTOR shall monitor its employee’s compliance to this requirement and take immediate action when non-compliance is noted.

9.0	Respiratory Protection

9.1

(SUB)CONTRACTOR shall ensure its Respiratory Protection Plan and/or company program includes the name of the qualified company administrator for the project, cartridge selection and change out process, method to be used for sanitizing respirators, medical qualification process, methods of fit testing and an employee training program.

10.0	Housekeeping, Fire Prevention & Protection

10.1

(SUB)CONTRACTOR shall provide all fire protection and prevention equipment necessary for its operations, including, but not limited to fire hose, nozzles, extinguishers, etc.  (SUB)CONTRACTOR shall provide an adequate number of fire extinguishers of the correct size and type for its work activities.

10.2

(SUB)CONTRACTOR shall monitor its work areas to ensure that all general work areas, doors, stairwells, aisles and means of egress are kept clear of trash, construction debris and are unobstructed at all times.

11.0	Fall Prevention / Protection

11.1

(SUB)CONTRACTOR shall adopt a 100% fall protection policy that makes use of primary fall protection systems, such as scaffolds, aerial lifts, personnel hoists, etc., while making provisions for secondary fall protection (full-body harness) for all employees who are working or traveling more than 6 feet above ground and are exposed to an imminent fall hazard.  Free climbing shall be prohibited.  All fall protection devices used shall be manufactured in accordance with a recognized standard utilizing a design approved by a professional engineer. No job-built devices or equipment will be allowed.

12.0	Scaffolding

12.1

(SUB)CONTRACTOR shall use only engineered and approved scaffold material, erected and maintained under the control and direction of a trained, competent scaffold builder.  All scaffolds will use a common project scaffold tagging system.  BECHTEL/CONTRACTOR will provide (SUB)CONTRACTOR with a site-specific procedure defining the tagging system.

13.0	Lock-Out / Tag-Out Procedure (Energy Isolation)

13.1

(SUB)CONTRACTOR shall use a common project system and equipment safety tagging/lockout procedure when required.  If required by the facility owner BECHTEL/CONTRACTOR will provide (SUB)CONTRACTOR with a site-specific procedure defining the tagging/lockout system.  In any case (SUB)CONTRACTOR will implement an Energy Isolation program which complies with the applicable regulations.

14.0	Cranes & Material Handling

14.1

(SUB)CONTRACTOR shall designate a qualified supervisor to determine the methods and develop plans for rigging operations to ensure its crane operations and lifting activities are monitored and executed in a safe manner.

14.2

All cranes supplied by (SUB)CONTRACTOR shall have current, annual, documented inspections as required.  Documentation of such inspections shall be made available to BECHTEL/CONTRACTOR prior to initial Jobsite use.  (SUB)CONTRACTOR shall ensure no equipment is operated if hazardous conditions are identified relating to that piece of equipment or its use.

15.0	Articulating Boom and Scissors Platforms

15.1

(SUB)CONTRACTOR shall ensure elevated personnel work platforms (JLG, Snorkel, Hi-lift, etc.) are operated and maintained in accordance with manufacturer recommendations and only by trained and qualified employees.  Training and comprehension test records shall be made available to BECHTEL/CONTRACTOR upon request.

15.2

(SUB)CONTRACTOR shall require all employees inside personnel work platforms wear a full body harness attached to a designated anchor point.  A fire extinguisher shall be provided on all such equipment.  Equipment used to hoist personnel shall not be used for material if it constitutes a hazard.

16.0	Electrical Equipment Inspection / Assured Grounding / GFCI

	16.1	(SUB)CONTRACTOR shall implement an appropriate electrical equipment “Assured Grounding Program” or use ground fault circuit interrupters (GFCI) on all of its temporary field electrical applications.

17.0	Indoor Air Surveillance Program

17.1

(SUB)CONTRACTOR shall identify work activities which could lead to potentially hazardous atmospheric conditions, whether toxic or explosive, caused or created by its own or lower-tier (SUB)CONTRACTOR work activities.  (This includes the operation of any gasoline, diesel or propane powered equipment inside an enclosed area or building.).  Additionally, (SUB)CONTRACTOR shall monitor and institute mitigating steps to prevent any subsequent exposure to all other project employees and/or the general public in or around the Jobsite.

17.2

(SUB)CONTRACTOR shall be required to provide any monitoring and/or sampling equipment in addition to ensuring that only qualified and competent personnel are operating such equipment.  Equipment shall be calibrated and maintained per the manufacturer’s recommendations.  BECHTEL/CONTRACTOR shall be notified of any activities or potential concerns that lead to monitoring and/or sampling and be copied on all subsequent data and/or reports generated by those activities.

18.0	Traffic Control Plans

18.1

(SUB)CONTRACTOR shall develop, submit for approval, implement, and maintain in compliance with Traffic Control Plans as required by all Local, City, County State, and Federal authorities, or private property owner.  All Traffic Control Plans must be at the Jobsite at all times when traffic is being controlled by (SUB)CONTRACTOR.  (SUB)CONTRACTOR will only use trained and certified flagperson if they are required.  (SUB)CONTRACTOR will implement all necessary traffic and lighting controls required to perform work operations after sunset, or any time there is a restricted view due to weather, fire, dust, etc.

19.0	Confined or Enclosed Space Entry Procedures

19.1

(SUB)CONTRACTOR shall implement Confined Space Entry Procedures to control  all operations in Confined Spaces as required by the applicable Federal, State, or Property Owner Rules/Regulations.  All work operations inside Utility Vaults will be required to conform to the appropriate Federal or State Confined Space regulation.

20.0	Utility Locate

20.1

(SUB)CONTRACTOR shall implement a utility locate process that physically identifies underground utilities when excavating The utility locate document shall be on location and used for work planning during excavation and boring activities

	21.0	Electro Magnetic Energy (EME)
21.1

SUBCONTRACTOR shall implement a written procedure pertaining to employee safeguards to be followed in areas where electro-magnetic energy, in the form of Radio Frequency (RF), presents a potential hazard.  Where required due to the potential RF exposure level, SUBCONTRACTOR shall provide and require that its employees wear Personnel RF Monitors.  SUBCONTRACTOR shall ensure that all employees have an appropriate level of EME awareness training appropriate to the specific RF hazard on the project.

	22.0	Excavation & Trenching
22.1

(SUB)-CONTRACTOR shall not commence any excavation or trenching work, until it has obtained permission and complied with the conditions of all required approval and permit authorities.  (SUB)CONTRACTOR shall have an engineered drawing for reference showing the location of all underground services and/or utilities, and will make all required notifications prior to commencing any excavation.

	22.2	(SUB)CONTRACTOR shall provide at the Jobsite a competent person, who will perform daily inspections of all excavation/trenches. (SUB)CONTRACTOR shall ensure that spoil material is kept at least 3 feet (1 meter) away from the excavation edge.

APPENDIX B-2
SPECIAL PROVISIONS

I.	INTRODUCTION

CONTRACTOR has been awarded the GSM Services Overlay Project by Cingular Wireless LLC (the “Project”) as more fully described in that certain Master Contractor Agreement between Bechtel Corporation and Cingular Wireless LLC dated February 8, 2002.  Elsewhere in this subcontract, the parties have set forth the terms under which SUBCONTRACTOR will provide Site Acquisition and Dynamic Tracker Services.  In this Exhibit, the parties set forth the terms under which other Services for the Project, including Professional Services, will be provided for the Project and compensated.

II.	SCOPE OF SERVICES

1.

Professional Services

The Professional Services shall be deemed to be those services performed by either party (CONTRACTOR or SUBCONTRACTOR) using personnel specifically approved to perform work for the Project by the CONTRACTOR.  For purposes of compensation under this subcontract, Professional Services does not include (a) Site Acquisition Services which are to be performed by SUBCONTRACTOR pursuant to Exhibit D; or (b) Provision of Dynamic Tracker and Services to support Dynamic Tracker, including the training and programming support, as specified in Exhibit D, Professional Services does not include the cost of hourly clerical personnel hired by either party locally or through agencies.  Professional Services charged by CONTRACTOR will include Services performed by Bechtel and EPCJobs personnel and charged to the Project in accordance with CONTRACTOR’s published charging practices guidelines.  SUBCONTRACTOR will not be entitled to perform Professional Services or assign personnel to a Professional Services position without the written consent of CONTRACTOR.  Notwithstanding the foregoing, SUBCONTRACTOR shall be entitled to provide personnel to perform SS 7 Services (Network Dimensioning) and T-1 Testing for the Project and CONTRACTOR agrees to process its written approval on a timely basis to support the Project Schedule.

	2.	Radio Frequency and Fixed Network Engineering, Transport Engineering, and Network Optimization.

Radio Frequency and Fixed Network Engineering, Transport Engineering, and Network Optimization are scopes of work not currently awarded by OWNER to CONTRACTOR or SUBCONTRACTOR for the Project.  In the event that these services are awarded to either party for the Project, mutually agreeable commercial terms will be established between CONTRACTOR and SUBCONTRACTOR for those Services.

III.	COMPENSATION

	1.	Hourly Rates.

Professional Services for the Project will be charged by each party at the rate of […***…] per hour (the “Hourly Rate”).  The Hourly Rate shall be deemed to cover, but is not limited to, the cost of employee labor; holidays and paid time off; insurance, retirement, and other fringe benefits; payroll taxes; premiums for unemployment, workers’ compensation, and employer liability insurance; general and administrative expenses; other overhead costs; and fee.The Hourly Rate will apply to

*Confidential Treatment Requested

the actual number of approved, employee-paid hours worked and documented on timesheets. Hours worked in excess of 40 hours per week will not be paid, unless approved in writing by the CONTRACTOR and, in such case, will be reimbursed at the Hourly Rate.

	2.	Other Direct Costs

In addition to the Hourly Rate, the parties will be entitled to charge for the Other Direct Costs set forth in  Attachment 1, of this Appendix B-2.  Other Direct Costs shall be charged without additional mark-up.  As discussed above, compensation for Professional Services does not include the cost of hourly clerical personnel hired by either party locally or through agencies, and such costs will be charged as part of such party’s Other Direct Costs.

	3.	Costs for Subcontracts and Materials

CONTRACTOR has subcontracting and procurement responsibility for the Project. Costs for subcontracts and materials for the Project will be charged on a pass-through basis without mark—up.

IV.	MANAGEMENT COMMITTEE

The parties shall, as soon as practicable, establish and thereafter maintain a Management Committee (the “Management Committee” or “Committee”) consisting of two (2) senior executives from each party.  There shall be no remuneration or any other expenses paid to Committee members for their services in connection with the Committee.  The Management Committee shall meet in person or via teleconference no less than once every quarter, and more frequently as may be necessary to monitor project progress and address issues amongst the parties.  Each party shall be entitled to have such other individuals or advisors attend the meetings at such parties’ discretion and sole expense.  CONTRACTOR will designate one of its executives as Chairman of the Management Committee, to organize and co-ordinate Committee activities.

Resolution of any matter shall require the unanimous vote of all the members of the Management Committee.  Any member of the Committee may call a Committee Meeting at any time upon not less than ten (10) business days prior notice. The parties shall fill any vacancy in the persons appointed by it to the Management Committee and may cancel the appointment of any such person and appoint another with written notice to the other party.

The Management Committee is authorized to act in a steering capacity and as a dispute resolution forum of first recourse for the Project and shall:
	•	review the implementation and performance of the Project under the direction of the Project Director;
	•	approve financial disbursements and distributions to the parties;
	•	review and monitor client relationships for the Project.

It is understood and agreed between the parties that, as between CONTRACTOR and SUBCONTRACTOR, communications with OWNER on Project matters, and coordination and management of the parties’ execution of the Project shall, notwithstanding the functions of the Management Committee as described herein, be within the scope of CONTRACTOR’s obligations as prime contractor to OWNER.

In cases of matters on which unanimity of the Committee cannot be obtained within thirty (30) days from submission of any matter to the Committee, then the parties will seek to settle such matters by negotiations between designated senior officers of the parties.  Senior officers for each party are as follows:

	•	WFI:	Masood Tayebi,
Chief Executive Officer
	•	Bechtel:	George Conniff
GBU President, Telecommunications and Industrial

Should the dispute not be resolved at this level, the parties will pursue Dispute Resolution in accordance with the process outlined in Exhibit “A”, GC-11.

Should any dispute between the parties affect or threaten the orderly or timely progress of the Project, the parties shall proceed diligently with the work as directed by the Management Committee in writing, whose decision with respect to matters affecting the prosecution or performance of the work shall govern, provided that the aggrieved party may preserve its right to dispute such decision by providing written notice of its objections and any claim for monetary loss after receipt of the Management Committee’s written directive.  In no event shall any dispute be permitted to delay the progress of the work.

V.	AUDITS

The CONTRACTOR shall keep, or cause to be kept, proper books of account and records.  The accounting books and records shall be kept by each party in accordance with good accounting practices and are subject to inspection at any reasonable time during the term of the Project and thereafter for such period of time as may be required by the subcontract, by law or by the parties or their designated representatives. These books shall be open to audit by a mutually agreed independent auditor for such period of time as may be required by this subcontract or by law, provided, however, that agreed upon Hourly Rates and internally published unit rates shall not be subject to audit.  This provision permitting audits is in addition to that provided in Exhibit “A”, GC-12.

ATTACHMENT 1

Other Direct Costs
(ODCs)

ODCs may include, but are not limited to the following types of expenses incurred with respect to the project:

•	Clerical personnel
•	Automation, Computer, Software, IS&T services and CAD/CAE costs (as an Automation Rate in some offices)
•	Automotive and construction equipment
•	Business Travel
•	Customer Entertainment Expenses — (pre-approved)
•	Computer equipment
•	Consulting fees
•	Depreciation or purchase of personal property or 3rd party personal property rental/lease expense
•	Employee group functions
•	Engineering supplies rate charge and special engineering supplies
•	Freight and insurance
•	Furniture & equipment & computer hardware purchased (less than $1K)
•	Furniture and office equipment
•	Gas, Oil, Tires, Parts
•	In-house moving contractors
•	Insurance
•	Legal services
•	Licenses and taxes
•	Mail and courier services
•	Meeting and conference expenses
•	Office rent and associated operating expenses (as a facilities rate in some offices)
•	Office supplies
•	Office supplies expense or Office supplies rate charge
•	Other subcontracts
•	Outside computer services
•	Real property operating expenses
•	Relocation and Assignment Expenses including Tax Gross-ups for Permanent and Temporary Assignments
•	Rental/Lease and Maintenance of vehicles
•	Reproduction expenses
•	Small tools rental/purchases
•	Technical books
•	Telephone, cable, fax, cell phones (as a communications rate in some offices)
•	Trailer rental expense

CINGULAR PROJECT

CHARGING PRACTICE MATRIX

ITEM	COSTS DIRECTLY RECOVERED ON THE PROJECT AS BILLED	COSTS INDIRECTLY RECOVERED THROUGH THE HOURLY RATES

Personnel Costs (number of Professional Services hours multiplied by the applicable Hourly Rate)	X

Salaries and payroll additives (P.R.A.). of project staff while engaged on the Project work		X

Salaries of project staff while on annual leave and during public holidays		X

Salaries of project staff while on compassionate leave/sick leave		X

Salaries and PRA of project staff while on R&R leave		X

Personnel costs for project specific trainers (except dynamic tracker and site acquisition) at Hourly Rate	X

Personnel costs for staff being trained (except site acquisition) at Hourly Rate	X

Salaries and PRA of staff engaged on respective corporate work for each Party (corporate accounting, general administration, & business development, etc.)		X

Personnel Costs of Permanent Office technical and management staff while directly engaged in the audit, review or support of project work (except for department managers and higher) at Hourly Rate	X

Salaries and travel expenses of Permanent Office technical and management staff not directly engaged in work execution		X

Travel of Management Committee for official Committee Meetings		X

Permanent Office and Corporate Overheads		X

Payments to Agencies for the hire of staff or temporary/contract staff paid on an hourly basis		X

Payments to Agencies for interviewing and engaging staff for the Project		X

The cost of consultants (including time charges, fees and other approved expenses) appointed to provide services to the Project	X

ITEM	COSTS DIRECTLY RECOVERED ON THE PROJECT AS BILLED	COSTS INDIRECTLY RECOVERED THROUGH THE HOURLY RATES

Mobilization/demobilization of staff and families to/from site for the Project, including resettlement expenses and other approved elements of approved employment conditions	X

Living allowances, associated taxes, and other allowances paid to project staff per approved employment conditions	X

Statutory costs, taxes and other salary related burdens such as:
– annual leave loading		X
– workers’ compensation insurance premiums		X
– staff medical benefits		X
– other sickness, injury or health insurances		X
– staff superannuation or provident fund payments		X
– payroll taxes		X

Fringe benefits and taxes applying to fringe benefits which are not directly related to a staff member’s engagement on a project		X

Costs associated with Project incurred in a permanently established WFI or Bechtel office:	X
– facilities rate (covering office rental, operating costs, light and power, insurance, depreciation on furniture and fittings, etc.) based on square footage dedicated to Project
– reproduction costs (stationery, manuals, reports including covers purchased specifically for the project)	X
– communications (telephone, telex, fax, telegrams, postage, couriers, air freight, etc..)	X
– automation rate (covering computers, network, infrastructure, etc..) based on utilization dedicated to the Project	X

Costs associated with any other office specifically established for the Project, including a Project office or Project support group located within a permanent WFI or Bechtel office	X

Costs associated with the operation of site offices specifically established for the Project	X

ITEM	COSTS DIRECTLY RECOVERED ON THE PROJECT AS BILLED	COSTS INDIRECTLY RECOVERED THROUGH THE HOURLY RATES

Business travel, accommodation, meals and other expenses allowed under WFI or Bechtel normal policies and incurred by staff directly engaged on the Project, including pre-employment interviews	X

The billed cost of services provided by parent, subsidiary or related companies of WFI or Bechtel for services provided directly to the Project	X

The cost of services provided by consultants or by parent, subsidiary or related companies of  WFI or Bechtel to the Project for its corporate activities (for example taxation, legal or accounting services)

X

The cost of all taxes, import duties, levies, excises and other imposts directly incurred by WFI or Bechtel on Project related expenses	X

The cost of renting or leasing machinery, equipment, tools or materials for use on the Project	X

The cost of supply and delivery of all materials, equipment, or tools used on the Project	X

The cost of all vehicles and items of fixed or mobile plant purchased or leased or rented for the Project	X

The cost of CAD stations, proprietary software (except Dynamic Tracker), PCs, network elements designated for use on the Project at published automation rates (if applicable)	X

The cost of copying, plan printing, microfilming, making of slides & transparencies directly for Project	X

The cost of computing operations associated with the provision of services such as engineering design, project planning, and project controls (except Dynamic Tracker)	X

The cost of and expenses related to obtaining permits, visas and registration of staff	X

Project close-out report activities	X

BECHTEL CORPORATION

EXHIBIT “C”

QUANTITIES, PRICING, DATA
AND
REVENUE SHARING

I.   INTRODUCTION

SUBCONTRACTOR will perform services of three primary types on the Project: (A) Dynamic Tracker; (B) Site Acquisition Services for overlay, collocation, rooftop and greenfield sites; and (C) Professional Services as described below.  Such services and any other services which may be agreed between the parties are referred to herein collectively as the “Services”. In addition to direct compensation for the Services, CONTRACTOR and SUBCONTRACTOR agree to share the profit or loss on the Project as provided herein.  Notwithstanding the agreement to share profit or loss on the Project as described herein, each party is and shall be considered an independent contractor as provided in Exhibit “A”, GC-1 to this subcontract.

A.   DYNAMIC TRACKER

SUBCONTRACTOR will be paid […***…] per Site for furnishing, supporting, maintaining, and modifying Dynamic Tracker pursuant to the scope of work set forth in Exhibit “D”, Section II.   SUBCONTRACTOR shall be entitled to invoice CONTRACTOR for the all-inclusive fixed amount per Site for the Dynamic Tracker Services according to the following market milestones:

Market Milestones as Defined in the Prime Contract	Share to be Invoiced	Dollars to be invoiced per Site

Market Mobilization	[…***…]	[…***…]

50% of Sites in a Market Ready for Construction	[…***…]	[…***…]

50% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

90% of Sites in a Market Ready for Construction	[…***…]	[…***…]

90% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

100% of Sites in a Market achieve Acceptance	[…***…]	[…***…]

*Confidential Treatment Requested

B.        SITE ACQUISITION SERVICES

SUBCONTRACTOR will provide Site Acquisition Services for all sites released by OWNER to CONTRACTOR, including overlay, collocation, rooftop and greenfield sites (“Sites”).  The scope of such Site Acquisition Services is more fully described in Exhibit “D”, Section I.   SUBCONTRACTOR will be compensated for the Site Acquisition Services as set forth below.  In the event of cancellation of a Site, SUBCONTRACTOR will be entitled to Site Acquisition Services compensation in accordance with any agreement reached with the OWNER by CONTRACTOR for any milestones achieved with respect to such Site and such compensation shall be deemed SUBCONTRACTOR’S full compensation for such Site Acquisition Services with respect to any such cancelled Sites.

1.          Overlay Sites (Cingular Cases 1, 2A, 2B, 3A, 3B, 4A, 4B, 4C, 4D, 4E, and 4F, and additional cases as mutually agreed)

           For each Market released by OWNER, SUBCONTRACTOR shall be compensated at the […***…] for Site Acquisition Services for each overlay Site in such Market.  SUBCONTRACTOR shall be entitled to invoice for Site Acquisition Services for overlay Sites according to the following market milestones:
Market Milestones as Defined in the Prime Contract	Share to be Invoiced	Dollars to be invoiced per Overlay Site

Market Mobilization	[…***…]	[…***…]

50% of Sites in a Market Ready for Construction	[…***…]	[…***…]

50% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

90% of Sites in a Market Ready for Construction	[…***…]	[…***…]

90% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

100% of Sites in a Market achieve Acceptance	[…***…]	[…***…]

The base rate was established on the assumption that, on average, approximately 20% of the “indoor” Sites and 80% of the “outdoor” Sites will require lease amendments.  SUBCONTRACTOR will be entitled to this base rate regardless of whether the Sites are “indoor” or “outdoor” and without regard to the ultimate distribution between “indoor” or “outdoor” Sites.  In the event that substantively more than 20% of the indoor sites require lease amendments, CONTRACTOR agrees to work with the SUBCONTRACTOR to process a prime contract change order request with OWNER pursuant to GC-10 (Changes) of this subcontract, for an  equitable adjustment to the cell site unit prices reflecting such increase, and such adjustment will be passed on to SUBCONTRACTOR to the extent received from OWNER, as a base rate compensation change if, and only if OWNER approves the subject change order.

*Confidential Treatment Requested

2.          Greenfield or Raw Land Sites (Cingular Case 5A, and additional cases as mutually agreed)

For each Market released by OWNER, SUBCONTRACTOR shall be compensated at the […***…] for Site Acquisition Services for each Greenfield or raw land Site in such Market.  SUBCONTRACTOR shall be entitled to invoice for Site Acquisition Services for Greenfield or raw land Sites according to the following market milestones:

Market Milestones as Defined in the Prime Contract	Share to be Invoiced	Dollars to be invoiced per Greenfield or raw land site

Market Mobilization	[…***…]	[…***…]

50% of Sites in a Market Ready for Construction	[…***…]	[…***…]

50% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

90% of Sites in a Market Ready for Construction	[…***…]	[…***…]

90% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

100% of Sites in a Market achieve Acceptance	[…***…]	[…***…]

3.          Collocation and Rooftop Sites (OWNER Case 5B):

For each Market released by OWNER, SUBCONTRACTOR shall be compensated for Site Acquisition Services at a base rate to be determined for each collocation and rooftop Site in such Market. CONTRACTOR shall work with SUBCONTRACTOR to establish a base rate on a case-by-case basis.  For invoicing purposes only, […***…] per site shall be used until the actual base rate is established.  SUBCONTRACTOR shall be entitled to invoice for Site Acquisition Services for collocation and rooftop Sites according to the following market milestones:

*Confidential Treatment Requested

Market Milestones as Defined in the Prime Contract	Share to be Invoiced	Dollars to be invoiced (% of applicable base rates per collocation or rooftop site)

Market Mobilization	[…***…]	[…***…]

50% of Sites in a Market Ready for Construction	[…***…]	[…***…]

50% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

90% of Sites in a Market Ready for Construction	[…***…]	[…***…]

90% of Sites in a Market achieve Construction Completion Acceptance	[…***…]	[…***…]

100% of Sites in a Market achieve Acceptance	[…***…]	[…***…]

C.        PROFESSIONAL SERVICES

SUBCONTRACTOR shall invoice monthly for “Professional Services” as defined in the Special Provisions section of this subcontract (excluding Dynamic Tracker and Site Acquisition Services) at the […***…], plus Other Direct Costs as provided in Exhibit B, Special Conditions Appendix B-2.

II. [...***...]

CONTRACTOR and SUBCONTRACTOR will [...***...], defined as follows:

The [...***...] shall equal the [...***...] from the [...***...] for the [...***...] all [...***...] and [...***...] for [...***...], and [...***...].  The [...***...] shall be [...***...] the [...***...] by the [...***...] of [...***...] by the [...***...] as defined by [...***...] to the [...***...].

The [...***...] will be [...***...] and [...***...] in accordance with the [...***...].  [...***...] will present the [...***...] available to [...***...] at each [...***...].

At least once per [...***...], and no later than [...***...], the [...***...] will [...***...] an [...***...] for [...***...] of any [...***...] to (or from) the [...***...].  [...***...] will be based on [...***...] and [...***...], with [...***...] for [...***...], and will be subject to approval of the [...***...].  Any [...***...] for [...***...] or [...***...] will be [...***...] by the [...***...] to make [...***...] hereunder within [...***...]

*Confidential Treatment Requested

[…***…] from the […***…].  A […***…] and […***…] shall be […***…] at the […***…].

Note: The […***…] addressed in […***…], sections […***…], shall not be […***…] as a […***…] the […***…]. The
[…***…] from […***…], sections […***…] shall be […***…] by the […***…] was […***…] and […***…] by […***…] in accordance with the […***…] of […***…]. All other […***…] by […***…] on […***…], including those for […***…], will be […***…] as […***…] in the […***…] in […***…] for the […***…].

Bechtel/WFI […***…] —Project […***…]

From	To	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

III.   SUBCONTRACT LIMITATION

In no event shall SUBCONTRACTOR’S total compensation under this subcontract exceed in the aggregate the total amount set forth below, unless a formal subcontract Change Order or Amendment is executed to increase the specified amount.

NOT-TO-EXCEED SUBCONTRACT VALUE:  […***…].

Actual reimbursement shall be limited to the cumulative value of CONTRACTOR approved charges in accordance with the above prescribed compensation elements, and the subcontract Value adjusted accordingly.

SUBCONTRACTOR and CONTRACTOR will jointly review the cumulative approved charges under the subcontract when they reach 85% of the NOT-TO-EXCEED VALUE, inclusive of any subsequent Change Orders / Amendments. CONTRACTOR and SUBCONTRACTOR will establish an estimate of the total funding required to complete all Work as identified and incorporated into the subcontract as of the date of the 85% notice. Additional funds will be added to address the requirements of the to-go work.

*Confidential Treatment Requested

CINGULAR-GSM SERVICES PROJECT

SITE ACQUISITION & DYNAMIC TRACKER SERVICES

EXHIBIT “D”

SCOPE OF WORK

BECHTEL CORPORATION

CINGULAR WIRELESS LLC
PROJECT
TECHNICAL SERVICES SUBCONTRACT

EXHIBIT “D”

SCOPE OF WORK

1.0	SITE ACQUISITION, ZONING AND TRANSPORT SERVICES

1.1

OVERLAY SCOPE OF WORK

a.

Search Area Investigation
Not Required

b.

File Audit

SUBCONTRACTOR will perform a site audit on all sites to determine the rights and obligations contained in the lease, as well as pre-existing zoning approvals. SUBCONTRACTOR will communicate the results of this search area via a pre-approved File Audit Form. In addition, SUBCONTRACTOR will acquire the following documents (from the Cingular  files provided):

			•	Existing drawings/easement (verification of legal access to site) /structural studies
			•	All FAA / FCC regulatory documents
			•	Tower drawings
			•	Leases
			•	Zoning and building permits
			•	If required, prepare application to tower owner

		c.	Negotiate on behalf of OWNER lease or license agreement amendments with landlord.

•                    Coordinate with CONTRACTOR any changes to standard lease or license agreement that exist with OWNER, including special access limitations, construction requirements or special requests by OWNER or any other pertinent information pertaining to the leasehold interest.

			•	Coordinate and obtain owner approval for installation, as required.

			d.	Permitting

			•	It is assumed that there will be no zoning activities of any kind required. Zoning will be awarded on a lump sum basis.

			•	File on behalf of OWNER for building and electrical permits if required and meet with permit department representing the jurisdiction to review standards, special construction requirements, submittal procedures, expediting procedures and fees. All permit application fees to be reimbursed by OWNER.

		e.	Transport

• Order of T1 (or drop-and-insert) Provisioning through the OWNER designated LEC and supply to OWNER the delivery date, order number and contact information.
• Arrange an on site meeting with BST (or equivalent) facilities provider.
• Field coordinate T1 installations. T1 to be connected to SIAD device.
• Perform testing and acceptance of T-1s.
• Connectand test new T-1s to SIAD device. Existing T-1s cutover will be the responsibility of OWNER.

		f.	Documentation and Turnover

• Provide CONTRACTOR with documents for site completion and turnover packages which include the following:
• Building permits
• Zoning approval documentation
• Lien releases
• Copies of lease documents
• Any other test data acquired during performance of the Services.
2.0

NEW BUILD SCOPE OF WORK

A.

Pre-leasing

		i.	Search Area Investigation
		ii.	Visit each search area for the purpose of identifying and cataloging any viable candidate(s) described below.
		iii.	If co-location, acquire the following documentation from the tower owner or build to suit representative:
		•	Existing drawings / easement (verification of legal access to site) / structural studies
		•	All FAA / FCC Regulatory documents
		•	Tower drawings
		•	Leases
		•	Zoning and Building Permits
		•	Coordinate and obtain owner approval for installation, as required.
		•	If required, prepare application to tower owner.

iv.

Prioritize and submit up to three viable candidates per OWNER Search Area Request Form (SARF).  A complete Site Candidate Information Package (SCIP) will be completed for each candidate. A viable candidate meets the following criteria:

		•	Meet or exceed RF design requirements
		•	Determine that the respective property owner(s) are interested in executing a long-term lease agreement.
		•	Site can be reasonably zoned and permitted within the local jurisdiction for the intended purpose and within the proposed timeline (copy of zoning map and copies of applicable Telecommunication Ordinance pertaining to the site to be provided).
• Site can be constructed with reasonable cost (per capital budget) and timeline (project schedule).
• Candidate prioritization based on all three disciplines — RF, Construction and Acquisition (leasing and zoning) for costs and timeline.
• SUBCONTRACTOR will submit SCIP within 10 business days of SARF release. OWNER will submit to SUBCONTRACTOR preferred candidate within 3 business days of SCIP receipt.

B.

Leasing
	i.	Acquire the following information/documents on the preferred Candidate (as applicable):
	ii.	Existing drawings/easement (verification of legal access to site) /structural studies
	iii.	Deed, property tax records/confirm there is (are) no delinquent tax or tax liens on the property
	iv.	Environmental statement/historical data
	v.	Obtain Corporate Resolution (if a corporation), including Document of Resolution authorizing the transfer of land rights Authorizations, as required to submit for zoning and building permits
	vi.	Coordinate and obtain owner approval for drive testing, as required
	vii.	Obtain Entry and Testing Agreement signed by owner
viii.

Master License Agreement/Site License Acknowledgement, coordinate and track preparation through legal services, including filing all applications with the tower owners, etc. OWNER will be responsible for application fees incurred but not labor thereof.

	ix.	Negotiate Lease or License Agreements for rooftops, municipal properties, etc.
	x.	SUBCONTRACTOR will use best reasonable efforts to obtain draft leases within scheduled timeframes.
xi.

Coordinate with Legal Department any changes to Standard Lease or License Agreement, including special access limitations, construction requirements or special requests by OWNER or any other pertinent information pertaining to the leasehold interest. OWNER will use best and reasonable effort to review and return leases to SUBCONTRACTOR.

	xii.	As OWNER’s agent, negotiate, coordinate and acquire all easements required for ingress/egress, utility routing and installation.
	xiii.	Contact for access to site 7days/24hours.
	xiv.	Coordination of Full Title Search and Title Commitment, including issuance of Policy. Actual third party Title Search fees will be the responsibility of the OWNER.

C.

GeoTechnical/Regulatory
	i.	Perform a Phase I Environmental Analysis if existing analysis is older than 24 months.

	ii.	Perform a 10 Item NEPA checklist Study.
	iii.	Perform an FCC authorized Environmental Assessment if mandated by checklist responses.
	iv.	Perform a Soil Analysis if required.
	v.	Perform any filings consistent with the Nationwide Programmatic Agreement for the Collocation of Wireless Antennas.
	vi.	If new site, file an 854R Tower Registration through the OWNER Regulatory Department
	vii.	If new site, prepare an application to the SHPO office through the OWNER Regulatory Department

D.	Permitting (optional)

	i.	Provide:
		•	Zoning process required, including timeline and deliverable for each step. Identify jurisdiction, hearing schedule, appeal process;
		•	Photo simulations or mock display, as required;
		•	Zoning package preparation and submittal — (copies of all documents to OWNER);
		•	Attend all meetings and hearings required to obtain zoning and building permits;
		•	Provide expert zoning testimony as required;

ii.

File for building and electrical permits and meet with Permit Department representing the jurisdiction to review standards, special construction requirements, submittal procedures, expediting procedures and fees.

	iii.	All permit application fees to be reimbursed by OWNER.

E.	Transport

		•	Order of T1 (or drop-and-insert) Provisioning through the OWNER designated LEC and supply to OWNER the delivery date, order number and contact information.
		•	Arrange an on site meeting with BST (or equivalent) facilities provider.
		•	Field coordinate T1 installations. T1 to be connected to SIAD device.
		•	Perform testing and acceptance of T-1s.
		•	Connect and test new T-1s to SIAD device. Existing T-1s cutover will be the responsibility of OWNER.

F.	Documentation and Turnover
	•	Provide CONTRACTOR with documents for site completion and turnover packages which include the following:
	•		Building permits
	•		Zoning approval documentation
	•		Lien releases
	•		Copies of lease documents
	•		Any other test data acquired during performance of the Services.

          Dynamic Tracker

Dynamic Tracker™ Feature & Functionality

Dynamic Tracker™ is an online, project-tracking tool developed by SUBCONTRACTOR. The tool is accessible via the Internet and can be utilized by registered users. Dynamic Tracker™ is a proprietary tool of SUBCONTRACTOR.

A.            FUNCTIONALITY

1.          Node Structure & Navigation of the Application
The foundation of Dynamic Tracker™ is based on the concept of nodes and parent/child relationships.  A node is a given record type.  For example, Site, Search Ring, Project, and Region are all nodes within Dynamic Tracker™.  These nodes are related through a system of parent/child relationships. For example, a Project is a parent of a Search Ring, meaning that a Search Ring is a child of a Project.  Similarly, a Search Ring is a parent of Site, meaning that a Site is a child of a Search Ring.  Based on the node structure of the application, there are three navigational orders available:
1.1.	Navigational Order, Option #1
	1.1.1.	National Program
	1.1.2.	Region
	1.1.3.	Project/Market
	1.1.4.	Cluster
	1.1.5.	Search Ring
	1.1.6.	Site
1.2.	Navigational Order, Option #2
	1.2.1.	National Program
	1.2.2.	Region
	1.2.3.	Project/Market
	1.2.4.	Cluster
	1.2.5.	Site
1.3.	Navigational Order, Option #3
	1.3.1.	National Program
	1.3.2.	Region
	1.3.3.	Project/Market
	1.3.4.	Search Ring
	1.3.5.	Site

2.          Data Tracking
Dynamic Tracker™ is designed to track the data typically collected as part of a design and deployment project.
2.1	Data Collection Structure
2.1.1.

               Tabs are used throughout the application as a way to organize the collection of data gathered. A variety of tabs can be created within each record type (e.g. Project, Search Ring, Site).  For example, within the Site level, tabs are used to create discipline specific screens for ‘RF Engineering’, ‘Leasing’, and ‘Zoning’.

2.1.2.

               Sections exist within each tab to separate information into logical topics.  For example, information . collected within the Leasing tab can be divided into sections for ‘Landlord Information,’ and ‘Site Contact Information’

	2.1.3.	Data Fields are utilized for organized data entry. The following data input types are available:
		2.1.3.1.	Small Text Field
		2.1.3.2.	Large Text Field
		2.1.3.3.	Yes / No
		2.1.3.4.	File Attachment
		2.1.3.5.	Drop Down Menu, options can be defined

2.2.

               Electronic Document Storage is available within each record type (e.g. Project, Search Ring, Site). Files, such as jpegs and MS Office, can be uploaded to designated data fields and downloaded by users with the permissions to do so. An average of [25] MB disk space is available per site, for up to a total of [412.5] GB for the  entire Genesis Project.  Additional storage space may be provided at an additional cost.

2.3.

               Notes can be posted within each record type (e.g. Project, Search Ring, Site). Notes retain a date, time, author, and placement stamp.  Notes can contain 250 words worth of text. The author of a note can choose to edit, delete, and/or email notes.

2.4.	Contact lists can be created within each record type (e.g. Project, Search Ring, Site). Registered users of the
2.5.	Documents stored electronically can be downloaded and viewed in the file format they are created in.
2.6.	A link is provided to each file electronically stored within Dynamic Tracker™.

3.               Scheduling
Dynamic Tracker™ offers a three-way approach to scheduling.  Users can create plans, or baselines for the project and individual sites, and then track the completion of milestones within a milestone summary.

3.1.

               Plans can be created within all node levels of the application.  Most typically, plans are created at the project and site level.  Plans are based on a finish to finish relationship between milestones.  For example, Milestone B is completed after Milestone A is completed.  The way to affect milestones dates in the plan is to change the plan date and/or duration of an earlier milestone.

	3.1.1.		Components of a Plan
		3.1.1.1.	“Milestones”, as selected for the project are listed in chronological order.
		3.1.1.2.	“Prerequisites” can be selected for each milestone. Milestones can have multiple prerequisites.
		3.1.1.3.	“Durations,” tracked in day increments, are set for each milestone and prerequisite relationship.
		3.1.1.4.	“Plan Dates” are triggered by the expected completion date of the first milestone and auto-calculates based on the durations set for each milestone prerequisite.
		3.1.1.5.	“Lock Date” option is available to maintain a date regardless of prerequisite relationships.
		3.1.1.6.	“Pay Point” option can be used to identify the monetary value of the completion of each milestone.
		3.1.1.7.	“Responsible” owner can be designated for each milestone.
		3.1.1.8.	“Cost” can be used be capture the estimated costs of each milestone.

	3.1.2.		Plan Options
		3.1.2.1.	“Schedule Type” provides the option of choosing from a Normal (Monday to Friday) , Tight (Monday to Sunday), and Aggressive (Monday to Sunday, plus holidays) schedule.
3.1.2.2.

          “Copy Another Plan” gives users the option of using an existing plan and applying it to the current record.  Once a plan is copied, it can be edited and saved.  Revisions to the cloned plan will be lost if not saved explicitly.

		3.1.2.3.	“Add Milestones” can be utilized to insert additional milestones to the plan and determine the location of where they need to be placed in the chronological, comprehensive list of milestones.
		3.1.2.4.	“Re-Order Milestones” provides the ability to change the chronological order of the milestones.

 3.2.          Milestone Summary
The Milestone Summary tracks the completion of tasks compared to the plans, or baselines set for the project.  A Milestone Summary is available for each site and includes six columns of information.
3.2.1.		Components of the Milestone Summary
	3.2.1.1.	“Milestones”, as selected for the program, are listed in comprehensive, chronological order.
	3.2.1.2.	“Project Plan” reflects the baseline created for the entire project.
	3.2.1.3.	“Site Plan” reflects the baseline created for the specific site.
	3.2.1.4.	“Forecast,” based originally on the Site Plan, reflects the fluctuating schedule forecasts for each milestone.
	3.2.1.5.	“Actual” reflects the date of completion for each milestone.
3.2.1.6.

          “Variance Analysis” looks at the difference in days between the Site Plan and the Actual columns.  Where no date exists for an Actual, the Variance Analysis will look at the difference in days between the Site Plan and the Forecast column.  Positive numbers within the Variance Column indicate that the milestone was completed, or is forecasted for completion, ahead of the schedule as set in the Site Plan.  Negative numbers within the Variance Column indicate that the milestone was completed, or is forecasted for completion, behind schedule as set in the Site Plan.

3.2.2.		At-A-Glance Color Indicators
	3.2.2.1.	For Variance Analysis Column

Based on the stoplight approach, the variance column uses green and red colors to reflect status.  Green indicates that the milestone was, or is forecasted for completion, on or a head of schedule.  Red indicates that the milestone was, or is forecasted for completion, behind schedule.

	3.2.2.2.	For Forecast Column

Within the Forecast Column, the colors yellow and red are used to reflect the status of the forecast dates for each milestone.  A date highlighted in yellow indicates that that milestone is forecasted for completion within 7 days.  A date highlighted in red indicates that the milestone forecast date has come and gone and that the milestone needs to be re-forecasted.

4.          Reporting & Intelligence
Dynamic Tracker™ offers two types of reporting options; public and personal reports

4.1.

     Public Reports are created by a Dynamic Tracker™ Administrator and are made available to all users in a market, region, or nation, based on user permissions.  The following report types are available within the application:

4.1.1. Single Record Reports

These reports include information of a single site and can display file attachments such as photographs, sketches, and maps.  An example of a single record report is a Site Candidate Information Package (SCIP).

4.1.2. Multiple Record Reports

These reports include information of multiple sites, search rings, projects or regions.  Each record is represented in a row of data.  An example of a multiple record report is a Site Summary Report that looks at the milestone forecast and completion of all sites for a given project.

4.1.3. Summary Roll Up Reports

These are analytical reports which summarize the total number of a given data field or milestone.  An example of a summary roll up report is a Milestone Forecast & Completion Report which includes looks at how many sites are forecasted and actualized for a variety of milestones within a given date range.

4.1.4. Reports can include
4.1.4.1. Site Latitude & Site Longitude Report
4.1.4.2. Site Address & Directions Report

4.1.4.3. Site Milestone Summary Report
4.1.4.4. Milestone Forecast & Completion Report
4.1.4.5. Site Candidate Information Package (SCIP)
4.2.

     Personal Reports are custom queries created and saved by individual users utilizing the Report Wizard Tool.  Personal reports created are only available to the user who created it.   All personal reports are in the format of a multiple record report.

4.3.	Reports can be run in HTML or exported to MS Excel.
5.          Reference Tools
5.1.	Users can update their contact information including telephone, mobile, and fax number.
5.2.	Users can change their passwords.
5.3.	Reference Materials
	5.3.1.	Reference Documents are posted online for download purpose. These documents include manuals and tutorials.
5.4.	The Site Map allows users to navigate to all records in the application to which they have been granted permissions.
5.5.	Search Engine allows users to look up data according to specific data fields.

6.          User Permissions
Dynamic Tracker™ has a flexible permission system that allows for distributive data entry.  Users can be assigned the ability to read and/or edit information down to each particular tab and each section within each tab.  If neither the ability to read or edit is assigned for a tab or a section, the user will not see that tab or section on their screen.  Additional permissions assigned for each user include the following options:

6.1.	Can user add child records?	Yes/No
6.2.	Can user create/modify plans	Yes/No
6.3.	Can user view regional plans	Yes/No
6.4.	Can user run reports?	Yes/No
6.5.	Can user use Report Wizard?	Yes/No
6.6.	Can user edit contact lists?	Yes/No

Dynamic Tracker™ will have login security procedures in place.  Users must be verified.

Beginning on April 30, 2002, Contractor will maintain virus protection on  Dynamic Tracker™ at all times.

7.          Administrative Tracking & Control
7.1.	Date, Time, & Author Stamp for each record Within each page, a history button can be clicked on to determine the data, time, and author of the last record update.
7.2.

          Login History by User, Login History by Date
A Dynamic Tracker™ Administrator is able to view the login history of each user, including the date and time of their login and from which location.  Login history can also be viewed by date.

8.          Software Requirements
Users must have Internet Explorer 5.0, or later, installed on their computers. Microsoft Excel, preferably 2000 or above, is required for exporting documents to Excel and running reports.

Dynamic Tracker™ currently operates optionally as a secured application using 40-bit SSL encryption.  OWNER is NOT required to access the tool through a secured channel (e.g., HTTPS), though that option is provided.

Should more stringent security requirements be recognized, the use of optional 128-bit SSL encryption is possible and will be included upon request.  OWNER is responsible for ensuring the capability of its machine to communicate through the 128-bit SSL encryption.

Contractor will have the ability to import and export certain GSM project data to Dynamic Tracker™.  Such data import and export transfers may involve other software application platforms, including, but not limited to Documentum, MS Project, and MS Excel.  All such transfers of data between concurrent systems will be updated regularly as required for the project.  In connection herewith, Contractor and OWNER shall develop a mutually agreed upon process to ensure the timeliness, integrity and accuracy of data transferred between software platforms.

SUBCONTRACTOR is responsible for monitoring the connectivity of Dynamic Tracker™ to the Internet.

Infrastructure vendors (i.e. Ericsson, Nokia, and Siemens) will have the ability to import and export project data contained in their project management tools to Dynamic Tracker™.  All such transfers of data between concurrent systems will be updated regularly as required for the project. In connection herewith, Contractor and OWNER shall develop a mutually agreed upon process to ensure the timeliness, integrity and accuracy of data transferred between software platforms.

Contractor will ensure that the system maintains and uptime percentage of […***…]% in any 24 hour period, except for scheduled maintenance, and agrees to report this performance monthly during the Steering Committee meetings.

9.          Hardware Requirements
SUBCONTRACTOR will maintain the  Dynamic Tracker™ application server.

OWNER shall require that users use computing machines with the capability to support Internet Explorer 5.0, or later, preferably with a minimum of 128MB of RAM and a Pentium III processor or equivalent.

Additionally, all users must have a network connection to the Internet, preferably through a T1 or fractional T1 line.

10.          Planned Enhancements
At the request of OWNER, SUBCONTRACTOR has re-prioritized the development and production release date of the following previously planned enhancements to the tool.

10.1.	The following items have been implemented within the application:
	10.1.1.	A cost column was added to Plans. This allows for costs to be associated per milestone in the plan.
	10.1.2.	Indentation added to Plans to resemble the look of a work breakdown structure (WBS).
	10.1.3.	A new permission token was created that allows users to be given the ability to view the regional plan.
10.1.4.

          A section for creating tentative plans was created within the plan tab.  Tentative plans do not affect the current plan of record.  However, a user with the designated permissions can choose to replace the current plan of record with a tentative plan developed.

	10.1.5.	The ability to display variance analysis within reports has been created.
10.2.	The following items will be implemented by May 15, 2002:
	10.2.1.	Email Notification/Group Lists Upon Completion of Milestones
	10.2.2.	Gantt Charts will be added to Plans so that users can choose to view plan dates

*Confidential Treatment Requested

10.2.3.	Up to 3 custom reports that include charts & graphs will be created; provided that OWNER provides the desired report formats to SUBCONTRACTOR no later than March 22nd.

11. Dynamic Tracker™ Training, User Support, & Configuration

11.1  Training
The Dynamic Tracker™ Support Team has designed and will implement a national training campaign in conjunction with the launch of the OWNER Genesis project.

11.1.1. Training Team & Structure
Dynamic Tracker™ trainers will be aligned with the regional structure of the Genesis project.

11.2 Audience
Dynamic Tracker™ training is comprehensive and will include a wide audience composed of OWNER, and its vendors, Contractor, and its vendors, and SUBCONTRACTOR representatives.
11.2.1 OWNER
National, Regional, and Market staff will be invited to attend training events.
11.2.2 Partner, CONTRACTOR
National, Regional, and Market staff, specific to the scope of work, will be invited to attend training events. This will include primarily Project Management and Construction Management personnel.
11.2.3 Vendors
National, Regional, and Market staff, specific to the scope of work, will be invited to attend training events.
11.2.4 SUBCONTRACTOR
National, Regional, and Market staff, specific to the scope of work, will be invited to attend training events. This will include primarily Project Management and Site Acquisition personnel.
11.3 Training Types
Four types of training are available:
11.3.1 In-Person Training with Users Online

In-person, full day training is developed to introduce new users to all the features of the application, and includes hands-on training.  The travel and living expenses of the on-site trainer are included.

11.3.2 Video Conference Training with Users Online (where available)
This type of training is divided into three, 90-minute modules:
Module 1 General Overview & Interactive Online Training
Module 2 Managing Your Schedule
Module 3 Report Wizard
11.3.3 Teleconference Training with Users Online
Teleconference training is the ideal alternative for users in remote locations where travel may not be an option. This type of training is divided into three 90-minute modules:
Module 1 General Overview & Interactive Online Training
Module 2 Managing Your Schedule
Module 3 Report Wizard
11.3.4 Train the Trainer

It may be ideal to identify and train a regional or project lead to become a subject matter expert on Dynamic Tracker™ enabling the person to handle day to day training questions that fellow team members may have.

11.3.5 Training Types Table

#	TRAINING TYPE	DESCRIPTION		Maximum # OF PARTI-CIPANTS	TIME
1	In-Person Training	a	.General Dynamic Tracker™ Presentation	20	7 Hours
		b.	Online Demonstration of the Data Warehousing, Scheduling, and Reporting tools of the application.
		c.	Hands-on Training on Data Warehousing and Reporting for all participants.

2	Video Conferencing with Users Online	a.	Brief General Dynamic Tracker™ Presentation	10	3 Modules, 90 Minutes Each
		b.	Online Demonstration of the Data Warehousing, Scheduling, and Reporting tools of the application.
		c.	Hands-on Training on Data Warehousing and Reporting for all participants.

3	Teleconferencing with Users Online	a.	Brief General Dynamic Tracker™ Presentation	15	3 Modules, 90 Minutes Each
		b.	Online Demonstration of the Data Warehousing, Scheduling, and Reporting tools of the application.
		c.	Hands-on Training on Data Warehousing and Reporting for all participants.

4	Train the Trainer	a.	In Depth, hands-on Training on Data Warehousing, Scheduling, and Reporting functions of the application.	12	2 Days
		b.	Review of FAQ’s
		c.	This one time training will require all participants to meet in San Diego.

11.4 Sample Course Agendas

11.4.1 Dynamic Tracker™ In-Person Training

Typical Agenda

15 Minutes	Introductions
15 Minutes	Dynamic Tracker™ General Presentation (PPT)
60 Minutes	Live, Online Demo using the Demonstration Project intended to highlight the data warehousing, scheduling, and reporting features of Dynamic Tracker™.
15 Minutes	Break
120 Minutes	Interactive Session Intended for All Staff
Data Warehousing
	•	Navigate Through the Application
	•	From Project to Project
	•	From Project to Search Rings
	•	From Search Rings to Sites
	•	Add Search Rings
	•	Add Sites
	•	Enter & Save Data
	•	Post, Edit, and Delete Notes
	•	Upload & Download Files

Scheduling
	•	Brief overview of Project Plans, Site Plans, & Milestone Summary

Reporting
	•	Run a variety of Public Reports
	•	Create Custom Queries through the Report Wizard tool

Miscellaneous
	•	Use of the Reference Bar
	•	Edit Contact Information
	•	Change Password
	•	Impersonation
	•	Search Engine
	•	Use the Terminology Dictionary
	•	Download Reference Materials
	•	Submit Questions to the Help Desk
15 Minutes	Question & Answer Session
60 Minutes	Break
90 Minutes	Interactive Session Intended for Project Management Staff
Managing Your Schedule, In Depth
	•	Creating Project and Site Plans
	•	Manage site progress through the Milestone Summary
15 Minutes	Break
15 Minutes	Question & Answer
Total Time:	7 Hours

Materials/Equipment Needed
	•	Online connectivity for multiple users (OWNER provided)
	•	LCD Projector on-site (SUBCONTRACTOR provided)
	•	Training materials will be provided (SUBCONTRACTOR provided)

11.4.2 DT Video-Conferencing Training

Typical Agenda

Module 1	General Overview & Interactive Online Demonstration
5 Minutes	Introductions
10 Minutes	Dynamic Tracker™ General Presentation
50 Minutes	Live, Online Demo using the Demonstration Project intended to highlight the data warehousing, scheduling, and reporting features of Dynamic Tracker™.
20Minutes	Interactive Session Intended for All Staff
Data Warehousing
• Navigate Through the Application
– From Project to Project
– From Project to Search Rings
– From Search Rings to Sites
• Add Search Rings & Sites
• Enter & Save Data
• Post, Edit, and Delete Notes
• Upload & Download Files
Scheduling
• Brief overview of Project Plans, Site Plans, & Milestone Summary
Reporting
• Run a variety of Public Reports
5 Minutes	Question & Answer
Total Time	90 Minutes

Module 2	Managing Your Schedule Tutorial
5 Minutes	Introductions
30 Minutes	Overview of Scheduling features of Dynamic Tracker™
50 Minutes	Interactive Session Intended for Project Management Staff
• Creating Project and Site Plans
• Manage site progress through the Milestone Summary
5 Minutes	Question & Answer
Total Time:	90 Minutes

Module 3	Report Wizard Tutorial
5 Minutes	Introductions
30 Minutes	Overview of Public & Personal Reports
50 Minutes	Interactive Session On Custom Query Creation Utilizing the Report Wizard Tool
5 Minutes	Question & Answer
Total Time:	90 Minutes

Materials/Equipment Needed
• Users must be online to participate (OWNER provided)
• Users must have access to video-conferencing equipment (OWNER provided)
• Training materials can be downloaded from the Dynamic Tracker™ web site

11.4.3 DT Teleconferencing Training
Typical Agenda

Module 1	General Overview & Interactive Online Demonstration
5 Minutes	Introductions
10 Minutes	Dynamic Tracker™ General Presentation
50 Minutes	Live, Online Demo using the Demonstration Project intended to highlight the data warehousing, scheduling, and reporting features of Dynamic Tracker™.
20Minutes	Interactive Session Intended for All Staff
Data Warehousing
• Navigate Through the Application
– From Project to Project
– From Project to Search Rings
– From Search Rings to Sites
• Add Search Rings & Sites
• Enter & Save Data
• Post, Edit, and Delete Notes
• Upload & Download Files
Scheduling
• Brief overview of Project Plans, Site Plans, & Milestone Summary
Reporting
• Run a variety of Public Report
5 Minutes	Question & Answer
Total Time	90 Minutes

Module 2	Managing Your Schedule Tutorial
5 Minutes	Introductions
30 Minutes	Overview of Scheduling features of Dynamic Tracker™
50 Minutes	Interactive Session Intended for Project Management Staff
• Creating Project and Site Plans
• Manage site progress through the Milestone Summary
5 Minutes	Question & Answer
Total Time:	90 Minutes

Module 3	Report Wizard Tutorial
5 Minutes	Introductions
30 Minutes	Overview of Public & Personal Reports
50 Minutes	Interactive Session On Custom Query Creation Utilizing the Report Wizard Tool
5 Minutes	Question & Answer
Total Time:	90 Minutes

Materials/Equipment Needed
• Users must be online to participate (OWNER provided)
• Users must be able to dial into the call (OWNER provided)
• Training materials can be downloaded from the Dynamic Tracker™ web site

11.5	Training Goals
At the end of training, users should have a good working knowledge of the primary functions of Dynamic Tracker™.
	11.5.1	Within Data Warehousing:
	11.5.1.1	Navigate through the Application
	11.5.1.2	View & Edit Data
	11.5.1.3	Post & Email Notes
	11.5.1.4	Upload & Download Files
	11.5.1.5	View & Edit Contact Lists
	11.5.2	Within Scheduling:

11.5.2.1	Create & Edit Plans
11.5.2.2	Update Milestone Data
11.5.3	Within Reporting:
11.5.3.1	Run Public Single & Multiple Record Reports
11.5.3.2	Create Custom Queries Utilizing Report Wizard
11.5.4	Miscellaneous:
11.5.4.1	Utilize the Search Engine & Site Map Features
11.5.4.2	Download Reference Materials
11.5.4.3	Update Contact Information & Change Password

11.6	Training Materials

The Dynamic Tracker™ Support Team has developed a wide variety of training materials designed for first time users of the application. This includes a comprehensive but easy to follow Dynamic Tracker™ User Reference Manual, and topic specific tutorials.  The materials are compiled in the “Dynamic Tracker™ Training Materials” binder that will be distributed to all in-person training participants.  Video-Conference and Teleconference training participants will be able to download the training directly from Dynamic Tracker™.

	11.6.1	Dynamic Tracker™ General Presentation
This presentation offers a broad introduction to Dynamic Tracker™ and includes a variety of screen shots.

	11.6.2	Dynamic Tracker™ Introductory Brochure
This brochure highlights the main features of Dynamic Tracker™, includes sample screen shots, and covers the advantages of the tool.

	11.6.3	Dynamic Tracker™ User Reference Manual, V. 2.5
This is a comprehensive guide to the data warehousing, scheduling, and reporting components of Dynamic Tracker™.

	11.6.4	Managing Your Schedule Tutorial, V. 2.5

This file details the entire scheduling process available in Dynamic Tracker™, including the creation of Project & Site Plans, the tracking of the Milestone Summary, and the ability to run a variety milestone specific reports.

	11.6.5	Report Wizard Tutorial, V 2.5
This is a step-by-step tutorial on how to run public reports, as well as how to create and run personal reports using the Report Wizard.

	11.6.6	Electronic Document Storage Tutorial, V. 2.5
This is a step by step tutorial on how to upload and download files within the application.

	11.6.7	Frequently Asked Questions
This document details a variety of frequently asked questions, divided by category.

	11.6.8	New User Information Sheet
This document is intended for first time users and orients them on how to log into Dynamic Tracker™, change their password, update their contact information, and download training materials.

11.7	Training Schedule
	11.7.1	In-Person
SUBCONTRACTOR will provide an average of 6, full day, in-person training sessions per region (7 total regions including HQ and National networks), for a total of 42 in-person training days nationwide. The number of concurrent in-person training sessions is limited to three. A notice of two weeks is required for scheduling an in-person training.
11.1.7.1	Requests for additional training sessions will be billed at $80.00/hour, plus travel and lodging expenses of the trainer.
11.1.8	Video Conference & Teleconference

SUBCONTRACTOR will provide an average of 2 sets of 3 module videoconference and/or teleconference sessions per major market, for an approximate total of 80 complete sets of 3 module training sessions.  It will be at OWNERContractor’s discretion to choose from the 3 training modules, not to exceed a total of 240 modules.  A notice of one week is required for scheduling a video or teleconference session.

11.1.8.1 Requests for additional video conferencing and/or teleconferencing training sessions will be priced on a per module basis.
1.7.3	Train the Trainer
SUBCONTRACTOR will provide 1 session of Train the Trainer with a maximum class size of 12. All participants will meet in San Diego, CA for the two day training,

Additional Train the Trainer sessions will be provided in San Diego at the request of the CONTRACTOR, will be billed at $80.00/hour, plus any other direct costs.

12 Support

The Dynamic Tracker™ Support Team is composed of Dynamic Tracker™ Administrators (DTA’s) who are available to respond to user inquiries during the business hours of 8am to 8pm (EST/EDT) Monday to Friday. The Dynamic Tracker™ Support Team is committed to responding and/or resolving standard requests within a 24 hour, working day time frame.

12.1	Business Hours Support
Users may submit requests through the following three options:
12.1.7	User Support Help Line 1-858-228-2600
12.1.8	Email: dynamictracker@SUBCONTRACTORnet.com
12.1.9	An On-line Ticket System will be implemented in future to track field reported issues.
12.2	After Hours Support
12.2.7	Requests that come in after hours will be prioritized for response and/or resolution each business morning (PST/PDT).
12.3	Software Defects

Software defects is defined as malfunctions of existing functionality within the application.  The Dynamic Tracker™ Support Team will troubleshoot any and all bugs in the application reported by end users, and will escalate them as needed to the Dynamic Tracker™ Development team for debugging.

Three support lines will be available during business hours.
SUBCONTRACTOR agrees that the Dynamic Tracker™ Support Team will maintain customer support metrics of:

•
•

A log of user calls and emails will be maintained, including the date and time of  contact with user, the issue reported, and date and time the issue was responded to, and the date and time the issue was resolved.

•	Prioritize trouble calls between priority 1, 2, and 3.
•	Priority 1 is Service affecting (i.e. server is unavailable), a response and/or resolution will be provided within 1 hour
•	Priority 2 is also Service affecting, however less severe (- i.e. software defect), a response and/or resolution will be provided within 4 hours

•	Priority 3 is everything else (i.e. request to set-up a new user), a response and/or resolution will be provided within 24 hours

SUBCONTRACTOR agrees that maintenance of the system will only take place during scheduled maintenance windows with advance notification to OWNER.
SUBCONTRACTOR also agrees that planned upgrades will be installed in a timely manner.
13 Configuration

Dynamic Tracker™ offers the unique ability to configure inputs and outputs based on the scope of work of each project/program.  Configuration is the process through which the OWNER customizes specific areas of the application.  One standard configuration will be done for the Genesis program.  Specifically, the configuration process will develop one template for how all regions, projects/markets, clusters, search rings, and sites will appear within the application, including the exact data fields and milestones.

The areas of the application that can be configured are as follows:
13.1	Data Warehousing
Tabs, sections, and data fields can be customized according to the project’s data tracking needs.
13.2	Plans
The list, chronological order, prerequisite relationships, and durations of milestones tracked can be customized.
13.3	Reports
Reports, based on the three formats available, can be customized for each project.

14	OWNER Requested Extensions

OWNER requested extensions will be addressed on a case by case basis as change orders to the Dynamic Tracker™ application as delivered.  Response to change orders will detail the scope and nature of services to be performed, and compensation for such rendered services SUBCONTRACTOR will include at no charge to OWNER a maximum of  200 hours of programming support to be used at OWNER’s discretion.  Assignment of rights to extensions will be determined in the licensing agreement. SUBCONTRACTOR agrees that these hours are exclusive of the projects as defined in Section III A. 10 Planned Enhancements of this Attachment.

BECHTEL CORPORATION

CINGULAR WIRELESS LLC
PROJECT
EXHIBIT “B”
Appendix B-3

LICENSE AGREEMENT

This License Agreement (the “License”) between Wireless Facilities, Inc., a Delaware corporation (“SUBCONTRACTOR”), on behalf of itself and its Affiliates, and Bechtel Corporation (CONTACTOR) is made and entered into pursuant to the Technical Services Subcontract, made effective on February 8, 2002 between SUBCONTRACTOR and CONTRACTOR, as now or hereafter further supplemented, amended, and modified (herein, the “Subcontract”).  This License, in conjunction with the Subcontract Agreement, describes the terms and conditions under which SUBCONTRACTOR will provide to CONTRACTOR the license for the use of Dynamic TrackerTM as described in more detail herein.   The scope of the license rights granted herein is made in connection with the provisioning by CONTRACTOR to Cingular Wireless LLC (“CINGULAR”) of Services and Materials (including the substance of this License) for Cingular’s GSM overlay project as defined in that certain Master Contractor Agreement between Bechtel Corporation and Cingular dated February 8, 2002 (the “Master Agreement”).

1.	DEFINITIONS

a)	“Computer” means one central processing unit, single display and associated peripheral equipment, all at one location.

b)	“Dynamic TrackerTM” means a web-based, online, project-tracking tool developed by SUBCONTRACTOR a subcontractor named in the Master Agreement.

c)

“Intellectual Property Rights” means the intangible legal rights or interests evidenced by or embodied in (1) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (2) any work of authorship, regardless of copyrightability, but including copyrights and any moral rights recognized by law; and (3) any similar rights, in each case on a worldwide basis.

d)	“Internet Browser” shall be defined as Internet Explorer 5.0 with Java Script enabled.

e)

“User(s)” shall mean CONTRACTOR, its affiliates, employees, CINGULAR, its affiliates, employees and other contractors and/or vendors who will be providing materials and/or services relating to, resulting from, or arising out of the Materials and Services provided by CONTRACTOR under the Master Agreement.

2.	GRANT

a)

SUBCONTRACTOR grants this license to CONTRACTOR with the express right to transfer the use of its license rights granted in this License, in whole or in part, to CINGULAR for the use of Dynamic Tracker TM and the accompanying documentation subject to CONTRACTOR’S agreement to the terms and conditions as specified in this License. In connection with its grant of license, CONTRACTOR may use Dynamic Tracker TM only for the Users as defined in Section 1(e) above.  OTHERWISE, CONTRACTOR MAY NOT USE, COPY, MODIFY, SUBLICENSE OR TRANSFER DYNAMIC TRACKER TM, IN WHOLE OR IN PART, EXCEPT AS PROVIDED IN THIS LICENSE.  This License is provided on an as-is basis, without promise of update, correction, modification or enhancement, except as expressly provided for in Exhibit D-1 “Scope of Work for Software Support” of the Subcontract. Additionally, this License is provided to CONTRACTOR without any promise of technical or user support, except as expressly provided for in Exhibit D-1 “Scope of Work for Software Support” of the Subcontract.

b)

CONTRACTOR may use Dynamic Tracker TM at any of its locations and may allow Dynamic TrackerTM to be accessed by any of its Users who are so designated by CONTRACTOR or CINGULAR, using portable computers or off-site computers but such use shall constitute a designated user and be included in the number of Users authorized under this License.

c)

CONTRACTOR and CINGULAR may allow its Users to access Dynamic TrackerTM; provided that such use is authorized only during such time as said User is performing work or services for or in support of CINGULAR’S GSM overlay project as more specifically described in the Master Agreement (the “Project”), and CONTRACTOR has first provided to SUBCONTRACTOR such User’s written agreement to comply with the restrictions on use and disclosure set forth in this License, substantially in the form of Attachment E-1, which is attached hereto, for such Users which are not directly under contract to or otherwise furnished by CONTRACTOR or CINGULAR.  Each authorized contractor and/or vendor shall constitute a designated User.

3.	OWNERSHIP

a)

CONTRACTOR acknowledges that Dynamic Tracker TM and any and all associated documentation are SUBCONTRACTOR’S sole and exclusive property and nothing in this License shall convey an ownership right, in whole or in part, to CONTRACTOR.

b)

CONTRACTOR acknowledges that the text, software, images, graphics, messages, layout, design, and other content contained on Dynamic Tracker TM and the SUBCONTRACTOR website are proprietary to SUBCONTRACTOR.  CONTRACTOR further acknowledges that elements of Dynamic TrackerTM, including the content, are protected by trade dress, trademark, unfair competition, copyright and other laws and may not be displayed reformatted, reproduced, transmitted, distributed, disseminated, sold, published, or broadcast, in whole or in part, except as may be necessary for the use intended pursuant to this License.

4.	RESTRICTIONS ON USE

a)

Internal Use Only. CONTRACTOR will use Dynamic TrackerTM solely for its internal business purposes in conjunction with the . In accordance with the Master Agreement, consultants and contractors of CONTRACTOR and CINGULAR may also use Dynamic TrackerTM solely for CINGULAR’S internal business purposes; provided, however, that they have been designated as Users, informed of the restrictions on use, ownership, and confidentiality of Dynamic TrackerTM and have agreed in writing to hold Dynamic TrackerTM and its associated proprietary information in strict confidence and not to disclose such software and proprietary information to any third party in accordance with Section 2(d) above.

b)

CONTRACTOR shall not upload, post, reproduce, or distribute any information, software, or other material protected by copyright or other Intellectual Property Rights of SUBCONTRACTOR without first obtaining SUBCONTRACTOR’S written permission.

c)

CONTRACTOR shall take reasonable measures to protect its own system and transmissions from viruses and agrees not to upload post, e-mail, or otherwise transmit any material that might contain viruses or any other computer code, files, or programs that might interrupt, limit, or interfere with the functionality of any computer software or hardware or telecom equipment.

d)

CONTRACTOR shall not use any portion of Dynamic Tracker TM or the SUBCONTRACTOR website to create, directly or indirectly, any database or other product directly competitive with Dynamic Tracker TM or SUBCONTRACTOR.

e)	CONTRACTOR shall not incorporate more than an insubstantial portion of Dynamic Tracker TM or the SUBCONTRACTOR website into any other database.

5.	USER SUPPORT

a)

SUBCONTRACTOR shall make personnel available to respond to User inquiries during the hours of 8am to 8pm (EST/EDT) Monday to Friday. SUBCONTRACT is committed to responding and/or resolving standard requests within a 24 hour, working day time frame except as otherwise may be except as expressly provided for in Exhibit D-1 “Scope of Work for Software Support” of the Subcontract.

b)

Software defects are defined as malfunctions of existing functionality within the application.  SUBCONTRACTOR will troubleshoot any and all bugs in the application reported by Users, and will escalate them as needed to the Dynamic TrackerTM development team for debugging.

c)	SUBCONTRACTOR has re-prioritized the development and production release date of previously planned enhancements to Dynamic Tracker TM.

All of the above fixes, upgrades and enhancements are more fully described in Exhibit D-1 “Scope of Work for Software Support” of the Subcontract.

6.	TRAINING

SUBCONTRACT shall, without charge, provide reasonable training and help modules based upon mutually agreed upon standards to enable Users to install, operate, use and maintain Dynamic Tracker TM as more fully described in Exhibit D-1 “Scope of Work for Software Support” of the Subcontract.

7.	TERM AND TERMINATION

a)

Term. The “Initial Term” of this License shall be from February 8, 2002 (the “Effective Date”) through February 7, 2005. After the Initial Term and upon mutual agreement of the parties, this License shall renew for two (2) consecutive one (1) year additional terms, unless the Master Agreement is terminated or cancelled sooner, pursuant to the terms of the Master Agreement, in which case this

License shall also terminate or be cancelled at the same time as it is required to be cancelled under the Master Agreement.

b)

Expiration. This License will terminate automatically upon the end of the term of this License (or sooner, if cancelled or terminated as defined in Section 7(a) above) or the cessation of CINGULAR’S business without successor.

c)	Termination for Violation of Law. In addition to any other termination rights granted by this License, SUBCONTRACTOR may terminate this License immediately without liability upon written notice if:

i)	SUBCONTRACTOR is notified or otherwise determines in good faith that CONTRACTOR is using Dynamic Tracker TM in furtherance of any activity which violates any law, rule, or regulation; or

ii)

   SUBCONTRACTOR, or its directors, stockholders, employees, or agents are made the subject of a criminal or civil action or investigation or are threatened by such action as a consequence of CONTRACTOR’S use of Dynamic Tracker TM.

d)

Effect of Termination: Upon expiration or prior termination of this License, CONTRACTOR will immediately discontinue using all services, all rights, privileges, and licenses granted hereunder shall immediately cease and CONTRACTOR shall have no further rights with regard to Dynamic TrackerTM.  Upon expiration or prior termination of this License, SUBCONTRACTOR will remove CONTRACTOR’S Dynamic Tracker TM data from its network server as of the termination date and will provide to CONTRACTOR a copy of such data in a non-tabulated text file or “csv” format, incapable of manipulation, and CONTRACTOR shall have no further access to the tool or its functions on SUBCONTRACTOR’S server.  SUBCONTRACTOR will keep an electronic copy of such data for archival purposes.

8.	PRICE AND PAYMENT

Payment. CONTRACTOR agrees to pay to SUBCONTRACTOR a license fee of Five Hundred Dollars ($500.00) per cell site released by CINGULAR for provisioning of CONTRACTOR’S Services and Materials under the Master Agreement.  SUBCONTRACTOR shall invoice CONTRACTOR for all license fees as more fully described in Exhibit C of the Subcontract.

9.	WARRANTY

a)	General Performance Warranty

SUBCONTRACTOR warrants to CONTRACTOR that Dynamic Tracker TM as provided under this License shall operate in accordance with the features and functionality as more fully described in Exhibit D-1 “Scope of Work for Software Support” of the Subcontract, which is incorporated herein in its entirety for all purposes, for the term of this License (“Warranty Period”).

b)	Warranty of Software Integrity

SUBCONTRACTOR warrants that the Software shall not include software traps, viruses, worms, trap doors, back doors or other means or functions which will detrimentally interfere with or otherwise adversely affect CONTRACTOR’S use of the Software or which will damage or destroy data or other property of CONTRACTOR.

c)	Warranty of Title and Noninfringement

SUBCONTRACTOR warrants that it has full power and authority to grant the rights and licenses granted hereunder with respect to Dynamic Tracker TM, and neither the license or use as permitted hereunder will in any way constitute an infringement or other violation of any trademark, copyright, patent, trade secret or other intellectual property right of any third party. SUBCONTRACTOR further warrants that Dynamic Tracker TM licensed hereunder shall be free and clear of all claims, security interests, liens and encumbrances of any kind.

d)	Warranty for Year 2000

SUBCONTRACTOR warrants that all software delivered hereunder (i) will accurately record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and displays calendar dates falling on or before December 31, 1999; and (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

e)	Correction of Nonconforming or Defective Services

If SUBCONTRACTOR fails to meet the foregoing standards, SUBCONTRACTOR will, without additional compensation, promptly correct or revise any errors or deficiencies in the Work furnished hereunder, provided however, that CONTRACTOR shall have given written notice of such error or deficiency within thirty (30) days of its discovery (or as soon as practicable thereafter, but in no event later than the expiration of the warranty period set forth in Section 8 (a) above).

f)	Disclaimer of Warranty

Dynamic Tracker™ is licensed and SUBCONTRACTOR does not warrant that the functions contained in Dynamic Tracker TM will be uninterrupted, bug or error free. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF ANY PRODUCT OR ITS DOCUMENTATION.  Correction of nonconformities, in the manner and for the period of time provided above, shall constitute fulfillment of all obligations of SUBCONTRACTOR, whether based on contract, tort, including negligence, strict liability or otherwise with respect to, or arising out of such Work as provided hereunder.

10.	PROTECTION AND SECURITY

CONTRACTOR agrees to use the same standard of care to protect Dynamic TrackerTM as CONTRACTOR uses to protect its own similar confidential and proprietary information, but shall not use less then reasonable efforts and to take all reasonable steps to safeguard Dynamic TrackerTM to ensure that no unauthorized person shall have access thereto and that no unauthorized copy, publication, disclosure or distribution, in whole or in part, in any form shall be made.  CONTRACTOR acknowledges that Dynamic TrackerTM contains valuable, confidential information and trade secrets and that unauthorized use and/or copying are harmful to SUBCONTRACTOR.

11.	LIMITATION OF LIABILITY

Under no circumstances shall either party or any of its affiliates, subcontractors or contractors providing or receiving software, equipment, materials or services under this License be liable to the other for consequential loss or damage, including but not limited to loss of use, loss of profits or revenues, cost of capital, loss of goodwill, and each party hereby releases the other and such affiliates, subcontractors, and contractors therefrom.

The releases from liability, limitations and apportionments of liability and exclusive remedy provisions expressed herein shall apply even in the event of the fault, negligence (in whole or in part), strict liability, breach of contract, or otherwise of the party released or whose liability is waived, disclaimed, limited, apportioned or fixed by such exclusive remedy provision, and shall extend to such party’s related or affiliated entities and its and their directors, officers, employees and agents.

It is intent of SUBCONTRACTOR and CONTRACTOR that, to the extent permitted by law, the remedies arising under this License Agreement are the sole and exclusive remedies of the parties for the obligations and liabilities arising out of or in connection with SUBCONTRACTOR’S Work or this License, notwithstanding additional remedies otherwise available at law or in equity.

12.	PUBLICITY

CONTRACTOR agrees that it will not, without the prior written permission of SUBCONTRACTOR:

a)

Use in advertising, publicity, packaging, labeling, or otherwise any trade name, trademark,  service mark, symbol, or any other identification or abbreviation, contraction or simulation thereof owned or used by SUBCONTRACTOR or any of its affiliates to identify any of CONTRACTOR’S products or services; or

b)

Represent, directly or indirectly, that Dynamic TrackerTM or any product(s) or service(s) of SUBCONTRACTOR is a product of CONTRACTOR or any of CONTRACTOR’S affiliates or is made in accordance with or utilizes any information or documentation of SUBCONTRACTOR or any of its affiliates.

13.	USE OF ACCESS DEVICES

Except for applications commonly known as Web Browser software, or other software applications formally approved by SUBCONTRACTOR in writing, CONTRACTOR agrees not use any software,

program, applications, or any other device to access or log on to SUBCONTRACTOR’S computer systems, website, or proprietary software, or to automate the process of obtaining, downloading, transferring, or transmitting any market information or any other content to or from SUBCONTRACTOR’S computer systems, website, or proprietary software.

14.	SECURITY OF DATA TRANSMISSION AND STORAGE

Electronic communications through Dynamic TrackerTM may not be encrypted.  CONTRACTOR acknowledges that there is a risk that data including, but not limited to, electronic communications and personal and corporate data may be accessed by unauthorized third parties when communicated between CONTRACTOR and Dynamic Tracker TM or between CONTRACTOR and other parties.

15.	COOKIES

Some areas of Dynamic TrackerTM use and require that CONTRACTOR’S computer accept “cookies.”  Cookies are small text files that are stored on CONTRACTOR’S computer to keep track of settings or data for a particular website.  Cookies make it possible and easier for users of Dynamic TrackerTM to access and use certain areas of Dynamic TrackerTM.  If CONTRACTOR or any of its authorized users have disabled cookies from within the Internet Browser or are running third-party software that intercepts or deletes cookies, those users will not be able to visit certain areas of Dynamic TrackerTM.

16.	NO RIGHTS BY IMPLICATION

No rights with respect to Dynamic TrackerTM or any associated Intellectual Property Rights are granted or deemed granted, other than those rights expressly granted in this License.

17.	BINDING EFFECT

This License shall be binding upon and inure to the benefit of the successors and permitted assigns of both parties.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other, except that an assignment made in connection with a party’s sale of substantially all of its assets or its acquisition of or merger into another company shall be permitted, provided that the assigning party promptly notifies the other party in writing of any such sale, acquisition or merger. The provisions set forth in this License are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring any rights on any other persons or entities.

18.	CHOICE OF LAW

Neither the Uniform Commercial Code nor UCITA shall govern this License.

19.	USAGE OF DEFINITIONS

Capitalized terms used in this License and not defined herein are used as defined in the Subcontract, except for definitions appearing in or modified by this License.  Definitions that conflict with the definitions set forth in the Subcontract shall have the meaning set forth herein.

20.	INCORPORATION BY REFERENCE

This License is subject to all the terms, conditions, and provisions of the Subcontract, except for the terms, conditions, and provisions appearing in or modified by this License.

IN WITNESS WHEREOF, this License has been executed by the duly authorized representatives of each party, as of the Effective Date.

Bechtel Corporation		Wireless Facilities, Inc.

By:		By:

Name:	Lester Hurst	Name:	Masood Tayebi

Title:	Principal Vice President	Title:	CEO

Appendix B-3 Attachment 1

CONTRACTOR/VENDOR ACKNOWLEDGEMENT

[Name of contractor or vendor], while performing services for Cingular Wireless LLC (“Cingular”) related to the deployment of wireless telecommunications networks, is permitted to use Dynamic Tracker™, a proprietary tool developed and owned by Wireless Facilities, Inc. and licensed to Bechtel Corporation (“Contractor”), but only in accordance with the following conditions.  ______________

[Name of contractor or vendor]:

1.	Acknowledges that Dynamic Tracker TM and any and all associated documentation are licensed to Contractor and nothing in this License shall convey an ownership right to it, in whole or in part;

2.

Acknowledges that the information, data, text, software, images, graphics, messages, layout, design, and other content contained on Dynamic Tracker and the website are proprietary and are provided solely in accordance with Contractor’s rights of use, and that elements of Dynamic Tracker TM, including the content, are protected by trade dress, trademark, unfair competition, copyright and other laws and may not be displayed reformatted, reproduced, transmitted, distributed, disseminated, sold, published, or broadcast, in whole or in part;

3.	Shall not upload, post, reproduce, or distribute any information, software, or other material protected by copyright or other intellectual property rights;

4.

Shall take reasonable measures to protect its own system and transmissions from viruses and further agrees not to upload post, e-mail, or otherwise transmit any material that might contain viruses or any other computer code, files, or programs which might interrupt, limit, or interfere with the functionality of any computer software or hardware or telecommunications equipment; and

5.	Shall not use any portion of Dynamic Tracker TM or the website to create, directly or indirectly, any database or other product directly competitive with Dynamic TrackerTM.

Signed:

Contractor Name:

Date: